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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

IRON MOUNTAIN INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

[PRELIMINARY COPY—SUBJECT TO COMPLETION]

IRON MOUNTAIN INCORPORATED

[    •    ], 2011

To Our Stockholders:

        You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Iron Mountain Incorporated, or the Company. The Annual Meeting will be held at [    •    ], on [    •    ], 2011 at [    •    ] [a.m.]/[p.m.] local time.

        At this year's Annual Meeting, you will be asked:

  1.
  To elect twelve directors to the Board of Directors of the Company for a one-year term as directors or until their successors are elected and qualified;

  2.
  To hold a non-binding, advisory vote on the compensation of our named executive officers as described in the accompanying Proxy Statement;

  3.
  To hold a non-binding, advisory vote on the frequency (every one, two or three years) of future advisory votes of stockholders on the compensation of our named executive officers;

  4.
  To ratify the selection by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2011;

  5.
  To vote on a stockholder proposal submitted by Elliott Associates, L.P. and Elliott International, L.P., or, together, Elliott Associates, regarding the repeal of provisions of, or amendments to, the Company's Amended and Restated Bylaws, if any, adopted without stockholder approval after March 5, 2010 and prior to the Annual Meeting, if such proposal is presented at the Annual Meeting, or the Stockholder Proposal; and

  6.
  To transact such other business as may properly come before the Annual Meeting.

        We hope you will be able to attend the Annual Meeting, but if you cannot do so, it is important that your shares be represented. Your vote is important regardless of the number of shares that you own. We urge you to read the Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to vote for the Board of Directors' recommended nominees by promptly submitting a proxy by signing, dating, and returning the enclosed WHITE proxy card in the postage-paid envelope provided or by submitting your proxy by telephone or the internet. Instructions regarding telephone and internet voting are included on the WHITE proxy card (or, if applicable, your electronic delivery notice). If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 717-3898.

        You should know that one of the company's stockholders, Elliott Associates, has stated its intention to solicit votes in favor of (1) four alternative director nominees for election at the Annual Meeting in opposition to the Board's recommended nominees and (2) the Stockholder Proposal.

        The Board of Directors of the Company opposes the election of the Elliott Associates' director nominees and the approval of the Stockholder Proposal to be voted upon at the Annual Meeting. The Board of Directors is deeply committed to the Company, its stockholders and the creation and enhancement of stockholder value. In the Board's opinion, the election of the Elliott Associates' director nominees and the approval of the Stockholder Proposal are not in the best interests of the Company's stockholders. For the reasons described in the attached Proxy Statement, the Board of Directors strongly urges you to join the Board of Directors in voting FOR the director nominees proposed by the Board of Directors and AGAINST the Stockholder Proposal submitted by Elliott Associates by using the enclosed WHITE proxy card and not to return any [color] proxy card sent to you by Elliott Associates. If you vote using a [color] proxy card sent to you by Elliott Associates, you can subsequently revoke it by using the WHITE proxy card. Only your last-dated proxy will count—any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the Proxy Statement.

        Enclosed are a Notice of 2011 Annual Meeting of Stockholders, our Proxy Statement, a WHITE proxy card and the Company's Annual Report to Stockholders for the year ended December 31, 2010. The accompanying Proxy Statement provides you with detailed information about the Annual Meeting. We encourage you to read the entire Proxy Statement carefully. You may also obtain more information about the Company from documents we have filed with the United States Securities and Exchange Commission.

        The Company assures you that our Board of Directors and management will continue to act in the best interest of all of the Company's stockholders. Thank you in advance for your cooperation and continued support.

By order of the Board of Directors,
ERNEST W. CLOUTIER, Secretary
Boston, Massachusetts [•], 2011

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

        The Proxy Statement is dated [    •    ], 2011 and is first being mailed to stockholders on or about [    •    ], 2011.

IRON MOUNTAIN INCORPORATED

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON [    •    ], 2011

To the Stockholders of
IRON MOUNTAIN INCORPORATED:

        Iron Mountain Incorporated will hold its 2011 Annual Meeting of Stockholders at [    •    ], on [    •    ], 2011 at [    •    ] [a.m.]/[p.m.] local time for the following purposes:

  1.
  To elect twelve directors to the Board of Directors of Iron Mountain Incorporated for a one-year term as directors or until their successors are elected and qualified;

  2.
  To hold a non-binding, advisory vote on the compensation of our named executive officers as described in the accompanying Proxy Statement;

  3.
  To hold a non-binding, advisory vote on the frequency (every one, two or three years) of future advisory votes of stockholders on the compensation of our named executive officers;

  4.
  To ratify the selection by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2011;

  5.
  To vote on a stockholder proposal submitted by Elliott Associates, L.P. and Elliott International, L.P., or, together, Elliott Associates, regarding the repeal of provisions of, or amendments to, the Company's Amended and Restated Bylaws, if any, adopted without stockholder approval after March 5, 2010 and prior to the Annual Meeting, if such proposal is presented at the Annual Meeting, or the Stockholder Proposal; and

  6.
  To transact such other business as may properly come before the Annual Meeting.

        Attached to this notice is a Proxy Statement relating to the proposals to be considered at the Annual Meeting. The Board of Directors has fixed the close of business on [    •    ], 2011 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. This Proxy Statement is dated [    •    ] and is first being mailed to stockholders on or about [    •    ].

        YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN.    We urge you to read the Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to vote for the Board of Directors' recommended nominees by promptly submitting a proxy by signing, dating, and returning the enclosed WHITE proxy card in the postage-paid envelope provided or by submitting your proxy by telephone or the internet. Instructions regarding telephone and internet voting are included on the WHITE proxy card (or, if applicable, your electronic delivery notice). Proxies may be revoked, or the votes reflected in the proxy changed, by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, by completing another proxy by using the telephone or internet or by attending the Annual Meeting and voting in person. Instructions regarding telephone and internet voting are included on the WHITE proxy card (or, if applicable, your electronic delivery notice).

        Please note that Elliott Associates has provided notice that it intends to solicit votes in favor of (1) four alternative director nominees for election at the Annual Meeting in opposition to the Board's recommended nominees and (2) the Stockholder Proposal. For the reasons described in the attached Proxy Statement, the Board of Directors strongly urge you to join the Board of Directors in voting FOR the director nominees proposed by the Board of Directors and AGAINST the Stockholder Proposal submitted by Elliott Associates by using the enclosed WHITE proxy card and not to return any [color] proxy card sent to you by Elliott Associates. If you vote using a [color] proxy card sent to you by Elliott Associates, you can subsequently revoke it by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided or by submitting your proxy by telephone or by internet by following the instructions on the WHITE proxy card. Only your last-dated proxy will count—any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the Proxy Statement.

        All stockholders are cordially invited to attend the Annual Meeting. If you have any questions about this proxy or require assistance in voting your shares on the WHITE proxy card, or need additional copies of the Company's proxy materials, please contact the firm assisting us in the solicitation of proxies: Innisfree M&A Incorporated, toll free at (877) 717-3898.

By order of the Board of Directors,
ERNEST W. CLOUTIER, Secretary
Boston, Massachusetts [•], 2011

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON [    •    ], 2011: This Notice of Annual Meeting and Proxy Statement, and the Company's Annual Report to Stockholders for the year ended December 31, 2010, are available at [    •    ].

 IRON MOUNTAIN INCORPORATED

PROXY STATEMENT
FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

To be held on [    •    ], 2011

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors, or the Board, of Iron Mountain Incorporated, or Iron Mountain or the Company, for use at the Annual Meeting of Stockholders to be held on [    •    ], 2011, or the Annual Meeting, or at any adjournment or postponement thereof. All stockholders of record on [    •    ], 2011 are invited to attend the Annual Meeting. This Proxy Statement, the accompanying WHITE proxy card and the Company's Annual Report to Stockholders for the year ended December 31, 2010, are first being mailed to stockholders of the Company on or about [    •    ], 2011.

        Please note that Elliott Associates, L.P. and Elliott International, L.P., or together, Elliott Associates, have provided notice of their intent to (1) propose their own director nominees for election at the Annual Meeting and (2) present at the Annual Meeting a stockholder proposal regarding the repeal of provisions of, or amendments to, the Company's Amended and Restated Bylaws, if any, adopted without stockholder approval after March 5, 2010 and prior to the Annual Meeting, or the Stockholder Proposal.

        The Board unanimously recommends that you use the WHITE proxy card accompanying this Proxy Statement to vote:

        FOR the election of each of the Board's nominees for director;

        FOR the approval of a non-binding, advisory resolution approving the compensation of our named executive officers;

        To hold a non-binding, advisory vote on the frequency of future advisory votes of stockholders on the compensation of our named executive officers every year;

        FOR the ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2011; and

        AGAINST the Stockholder Proposal.

STOCKHOLDERS ENTITLED TO VOTE

        Iron Mountain's common stock, $0.01 par value per share, or the Common Stock, is the only class of voting securities outstanding and entitled to vote at the Annual Meeting. As of the close of business on [    •    ], 2011, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, [    •    ] shares of Common Stock were outstanding and entitled to vote. Each share is entitled to one vote on each matter.

HOW TO VOTE

        Your vote is very important to the Board no matter how many shares of Common Stock you own. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares today.

        Stockholders may vote their shares by promptly submitting a proxy by signing, dating, and returning the enclosed WHITE proxy card in the postage-paid envelope provided or submitting your proxy by telephone or the internet. Stockholders may also vote by attending the Annual Meeting and voting in person. Instructions regarding telephone and internet voting are included on the WHITE proxy card (or, if applicable, your electronic delivery notice).

If you are a Registered Holder of Common Stock

        If you are a registered holder of Common Stock, you may vote your shares either by voting by proxy in advance of the Annual Meeting or by voting in person at the Annual Meeting. By submitting a proxy, you are legally authorizing another person to vote your shares on your behalf. We urge you to use the enclosed WHITE proxy card to vote (1) FOR the Board's nominees, (2) FOR the approval of a non-binding, advisory resolution approving the compensation of our named executive officers, (3) to hold a non-binding, advisory vote on the frequency of future advisory votes of stockholders on the compensation of our named executive officers every year, (4) FOR the ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2011, and (5) AGAINST the Stockholder Proposal. If you submit your executed WHITE proxy card, your shares will be voted as specified by you on the proxy, and, unless otherwise directed, will be voted in accordance with the Board's recommendations set forth in this Proxy Statement. In addition, if any other matters are brought before the Annual Meeting (other than the proposals contained in this Proxy Statement), then the individuals listed on the WHITE proxy card will have the authority to vote your shares on those other matters in accordance with their discretion and judgment.

        In case a quorum is not present at the Annual Meeting, the holders of a majority of the voting power of the shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting (without notice other than announcement of adjournment at the Annual Meeting) to another time, or to another time and place.

        Whether or not you plan to attend the Annual Meeting, we urge you to promptly vote by telephone, over the internet, or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Instructions regarding telephone and internet voting are included on the WHITE proxy card (or, if applicable, your electronic delivery notice). If you later decide to attend the Annual Meeting and vote in person, that vote will automatically revoke any previously submitted proxy.

If You Hold Your Shares in "Street Name"

        If your shares are held in the name of a brokerage firm, bank, nominee or other institution (referred to as "in street name"), you may generally vote your shares by telephone, over the internet, or by signing, dating and returning the enclosed WHITE voting instruction form in the postage-paid envelope provided. Instructions regarding telephone and internet voting are included on the WHITE voting instruction form (or, if applicable, your electronic delivery notice). If you submit your executed WHITE voting instruction form, your shares will be voted as specified by you on the proxy, and, unless otherwise directed, will be voted in accordance with the Board's recommendations set forth in this Proxy Statement. In addition, if any other matters are brought before the Annual Meeting (other than the proposals contained in this Proxy Statement), then the individuals listed on the WHITE proxy card will have the authority to vote your shares on those other matters in accordance with their discretion and judgment.

        IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a WHITE proxy to be completed for your shares.

Proxy Cards Received From Elliott Associates

        Elliott Associates has provided notice of its intent to (1) propose their own director nominees for election at the Annual Meeting and (2) present at the Annual Meeting the Stockholder Proposal. Based upon the Elliott Associates' public filings, the Company believes that Elliott Associates will nominate Ted R. Antenucci, Robert J. Levenson, Allan Z. Loren and Harvey Schulweis for election as directors and present the Stockholder Proposal, in each case at the Annual Meeting, or solicit proxies for that purpose. Nominations and the Stockholder Proposal made by Elliott Associates have NOT been endorsed by the Board. The Company is not responsible for the accuracy of any information contained in any proxy solicitation materials used by Elliott Associates or any other statements that they may otherwise make.

        The Board recommends that you DO NOT sign or return any [color] proxy card that may be sent to you by Elliott Associates, even as a protest. Voting against Elliott Associates' nominees on any proxy card that Elliott Associates sends you is not the same as voting for the Board's nominees, because a vote against Elliott Associates' nominees on its proxy card will revoke any previous proxy submitted by you. If you have previously submitted a [color] proxy card sent to you by Elliott Associates, we urge you to revoke that proxy by voting in favor of the Board's nominees by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

Questions on How to Vote

        If you have any questions or require any assistance with voting your shares, please contact the Company's proxy solicitor:

Innisfree M&A Incorporated
Stockholders May Call Toll-Free: (877) 717-3898
Banks and Brokers May Call Collect: (212) 750-5833

QUORUM, VOTES REQUIRED, ABSTENTIONS AND BROKER NON-VOTES

Quorum

        The presence at the Annual Meeting, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the Annual Meeting will constitute a quorum. Shares represented by valid proxies will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is noted as casting a vote or abstaining. Shares represented by broker non-votes will be treated as present for purposes of determining a quorum. Shares voted by a broker on any issue other than a procedural motion will be considered present for all quorum purposes, even if the shares are not voted on every matter.

Votes Required

        As more fully described in this Proxy Statement:

  •
  Because of Elliott Associates' plans to propose alternative director nominees, there will be more nominees than available positions and directors will be elected on a plurality basis. In other words, the twelve nominees for director receiving the highest number of "for" votes will be elected as directors of the Company.

  •
  Approval of a non-binding, advisory resolution approving the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast on the proposal.

  •
  The frequency that receives the highest number of votes will be considered the frequency recommended by stockholders to hold a non-binding, advisory vote on the compensation of our named executive officers.

  •
  Approval of the proposal to ratify the appointment of the Company's independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the proposal.

  •
  Approval of the Stockholder Proposal requires the affirmative vote of a majority of the votes cast on the proposal.

Abstentions and Broker Non-Votes

        A "broker non-vote" occurs on an item when a broker identified as the record holder of shares is not permitted by the rules of the New York Stock Exchange, or NYSE, to vote on that item without instruction from the beneficial owner of the shares and no instruction has been received. Under the NYSE rules, brokers may vote on "routine" matters even without instructions from the street name holder, such as the ratification of our auditors. The election of directors and the advisory votes on executive compensation and frequency of future advisory votes on executive compensation are not "routine" matters for purposes of broker voting. Similarly, the Stockholder Proposal submitted by Elliott Associates will be considered a non-routine matter which your broker does not have discretionary authority to vote. In the contested proxy solicitation for the Annual Meeting, if you hold your shares of Iron Mountain common stock in street name and Elliott Associates provides you with its proxy materials through your broker, all of the proposals on the agenda will be considered non-routine matters and, accordingly, your broker will not have discretion to vote your shares on any proposals being presented at the Annual Meeting unless you provide instructions to your broker as to how your shares are to be voted.

        A properly completed proxy, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein; and, unless otherwise directed, the shares represented by the WHITE proxy card will be voted:

  •
  "For" the election of the Board of Directors' nominees for director listed herein;

  •
  "For" the approval of a non-binding, advisory resolution approving the compensation of our named executive officers;

  •
  To hold a non-binding, advisory vote on the frequency of future advisory votes of stockholders on the compensation of our named executive officers every year;

  •
  "For" the ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2011; and

  •
  "Against" the Stockholder Proposal.

        Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect the proposals that are being submitted to the stockholders at the Annual Meeting. Although the advisory votes on the proposed resolution to approve the compensation of our named executive officers and the proposal on the frequency of future advisory votes of stockholders on the compensation of our named executive officers every year are non-binding, the Compensation Committee will consider the outcome of the votes when making future compensation decisions for our named executive officers.

ATTENDANCE AT THE ANNUAL MEETING

        Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to stockholders of record of the Company as of the close of business on the record date and guests of the Company. If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your admittance to the Annual Meeting or any adjournment or postponement thereof. Please be prepared to present photo identification for admission. If you hold your shares in street name or through the Company's 401(k) Plan, you will need to provide proof of beneficial ownership, such as a brokerage account statement, a copy of a voting instruction form provided by your custodian or the plan trustee with respect to the Annual Meeting, or other similar evidence of ownership, as well as photo identification, in order to be admitted to the Annual Meeting. Please note that if you hold your shares in street name and intend to vote in person at the Annual Meeting, you must also provide a "legal proxy" obtained from your custodian. Note that 401(k) Plan participants will not be able to vote their 401(k) Plan shares in person at the Annual Meeting.

REVOCABILITY OF PROXIES

        Any stockholder has the power to revoke a previously submitted proxy at any time before it is exercised even if you submitted a proxy card sent to you by Elliott Associates. If you are a registered holder of Common Stock, you may revoke a previously submitted proxy by:

  •
  voting over the internet or by telephone at a later time in the manner provided on the WHITE proxy card;

  •
  signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided;

  •
  delivering to the Secretary of the Company a written notice of revocation c/o Iron Mountain Incorporated, 745 Atlantic Avenue, Boston, Massachusetts 02111; or

  •
  attending the Annual Meeting and voting in person.

        Please note, however, that only your last-dated proxy will count—any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this Proxy Statement.

        If your shares are held in the name of a brokerage firm, bank, nominee or other institution, and you have instructed your brokerage firm, bank, nominee or other institution to vote your shares, you must follow the instructions received from your brokerage firm, bank, nominee or other institution to change those voting instructions. Please contact your custodian for detailed instructions on how to revoke your voting instruction and the applicable deadlines.

        Our website address is included several times in this Proxy Statement as a textual reference only and the information in the website is not incorporated by reference into this Proxy Statement.

 ITEM 1

ELECTION OF DIRECTORS

        The Board currently consists of twelve directors. Each director serves for a one-year term, and their terms will expire at the Annual Meeting. The term of Paul F. Deninger, who joined the Board in September 2010, will likewise expire at the Annual Meeting. At the Annual Meeting, all directors are to be elected for one-year terms to serve until the Company's 2012 Annual Meeting of Stockholders, or until their successors are elected and qualified. The Board has selected as nominees the following individuals, all of whom are current directors of the Company: Clarke H. Bailey, Constantin R. Boden, Robert T. Brennan, Kent P. Dauten, Paul F. Deninger, Per-Kristian Halvorsen, Michael W. Lamach, Arthur D. Little, C. Richard Reese, Vincent J. Ryan, Laurie A. Tucker and Alfred J. Verrecchia. Each nominee has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve.

        Elliott Associates has stated its intention to propose four alternative director nominees for election at the Annual Meeting. We believe that the current Board of Directors, with its breadth of relevant and diverse experience, represents the best interests of our stockholders and that the twelve directors nominated by the Board of Directors should be re-elected.

        The Board unanimously recommends using the enclosed WHITE proxy card to vote FOR each of the Board's twelve nominees for director.

        The Elliott Associates' nominees have NOT been endorsed by our Board of Directors. The Board recommends that you DO NOT sign or return any proxy card that may be sent to you by Elliott Associates. Voting against Elliott Associates' nominees on any proxy card that Elliott Associates sends you is not the same as voting for the Board's nominees because a vote against Elliott Associates' nominees on its proxy card will revoke any previous proxy submitted by you. If you have previously submitted a proxy card sent to you by Elliott Associates, we urge you to revoke that proxy by voting in favor of the Board's nominees by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

        We are not responsible for the accuracy of any information provided by or relating to Elliott Associates contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Elliott Associates or any other statements that Elliott Associates may otherwise make.

Required Vote

        Because of Elliott Associates' plans to propose alternative director nominees, there will be more nominees than available positions and directors will be elected on a plurality basis. In other words, the twelve candidates receiving the highest number of "for" votes will be elected. Accordingly, signing an Elliott Associates [color] proxy card in which you vote against any of Elliott Associates' nominees will revoke any previous vote you may have cast on the WHITE proxy card, and voting a WHITE proxy card in which you vote against any of the Board's recommended nominees will revoke any previous vote you may have cast on the Elliott Associates proxy card.

        In the event that Elliott Associates withdraws its nominees prior to the Annual Meeting and, as such, the Annual Meeting is a non-contested election, the nominees for director must receive a majority of the votes cast at the Annual Meeting, in person or by proxy, to be elected. This means a nominee will be elected to the Board only if the votes cast "for" the nominee's election exceed the votes cast "withheld" from the nominee's election, with abstentions and "broker non-votes" not counting as votes "for" or "withheld." Under the Company's Bylaws, if the number of votes cast "for" a director nominee does not exceed the number of votes "withheld" from the director nominee, then the director must promptly tender his or her resignation from the Board. Each nominee has already tendered an irrevocable resignation that will be effective upon (a) the failure to receive the required number of votes for reelection at the Annual Meeting or any meeting of stockholders at which he or she faces reelection, and (b) acceptance of such resignation by the Board. The Board will decide within 90 days of the certification of the stockholder vote, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, whether to accept the resignation. The Board's explanation of its decision will be promptly disclosed in a filing with the Securities and Exchange Commission, or SEC.

        As previously mentioned, brokers are not permitted to vote your shares for the election of directors absent instruction from you. Therefore, we urge you to give voting instructions to your broker on the WHITE proxy so that your votes may be counted on this important matter.

        The Board recommends that you vote FOR the election of each of Clarke H. Bailey, Constantin R. Boden, Robert T. Brennan, Kent P. Dauten, Paul F. Deninger, Per-Kristian Halvorsen, Michael W. Lamach, Arthur D. Little, C. Richard Reese, Vincent J. Ryan, Laurie A. Tucker and Alfred J. Verrecchia to serve as directors of Iron Mountain until the 2012 Annual Meeting of Stockholders, or until their successors are elected and qualified.

Information Concerning the Director Nominees

        Background information with respect to the Board's nominees for election as directors of Iron Mountain appears below. See "Security Ownership of Certain Beneficial Owners and Management" for information regarding such persons' holdings of equity securities of the Company. Set forth below is the name and age of each of our directors and his or her principal occupation as of March 20, 2011, as well as his or her business experience during the past five years and the names of certain other companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity and sound judgment and excellent analytical skills. Each of our directors has demonstrated business acumen and a commitment of service to the Company and our Board and complements the attributes and skills of the other directors. Each of the nominees has consented to be named in this Proxy Statement and to serve on the Board, if elected.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Clarke H. Bailey Age 56	Mr. Bailey has been one of our directors since January 1998. Since 1990, Mr. Bailey has served as a director of EDCI Holdings, Inc., a publicly held company engaged in the manufacture and distribution of CDs and DVDs, and has served as its chairman since June 1999 and its chief executive officer since July 2009. Mr. Bailey also previously served as chief executive officer of EDCI Holdings, Inc. from November 2003 to November 2006. Mr. Bailey served as a director of Tengasco, Inc. from August 2004 to March 2007. He holds a Master of Business Administration degree from The Wharton School, University of Pennsylvania. We believe Mr. Bailey's qualifications for nomination include his deep industry knowledge and experience gained as the former chief executive officer of Arcus Data Security, an offsite data protection business acquired by Iron Mountain in 1998, his understanding of our businesses, operations and strategies as an Iron Mountain board member for the past thirteen years, his experience as chairman and chief executive officer of another public company, his service on the boards of directors of other public companies, and his experience as chairman of our Compensation Committee.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Constantin R. Boden Age 74	Mr. Boden has been one of our directors since December 1990. Since January 1995, Mr. Boden has been the principal of Boden Partners LLC. He holds a Master of Business Administration degree from Harvard Business School. We believe Mr. Boden's qualifications for nomination include his extensive knowledge of the capital markets and accounting issues as a former bank officer, his understanding of our businesses, operations and strategies as an Iron Mountain board member for over twenty years and his qualification as a financial expert on our Audit Committee.
Robert T. Brennan Age 51
Mr. Brennan has been our chief executive officer since June 2008 and continues to serve as president of Iron Mountain, a position he has held since 2005. Mr. Brennan was our chief operating officer from November 2005 to June 2008, and prior to that he had served as president of Iron Mountain's North American businesses since joining Iron Mountain in November 2004. Mr. Brennan joined Iron Mountain through the acquisition of Connected Corporation, where he served as chief executive officer since 2000. He holds a Bachelor of Arts degree in psychology from Manhattan College. We believe Mr. Brennan's qualifications for nomination include his extensive experiences and essential insights into the Company's businesses, operations and strategies as our current chief executive officer and president and our former chief operating officer, and his deep understanding of business management, technology services and logistics.
Kent P. Dauten Age 55
Mr. Dauten has been one of our directors since November 1997. He also serves as managing director of Keystone Capital, Inc., a private management and investment advisory services firm, a position he has held since founding the firm in February 1994. Mr. Dauten currently serves as a director of Health Management Associates, Inc., a publicly held hospital management company. He holds a Master of Business Administration degree from Harvard Business School. We believe Mr. Dauten's qualifications for nomination include his deep industry knowledge and experience as the former president of HIMSCORP, Inc., a records management company acquired by Iron Mountain in 1997, his extensive knowledge of the capital markets and business management as the managing director of a private management and investor advisory business, his understanding of our businesses, operations and strategies as an Iron Mountain board member for over thirteen years, his qualification as a financial expert on our Audit Committee, his service on the board of directors of another public company, and his experience as our lead independent director.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Paul F. Deninger Age 52	Mr. Deninger joined our Board in September 2010. Mr. Deninger has been a senior managing director at Evercore Partners, Inc., an investment banking advisory firm, since February 2011. From December 2003 until October 2010, Mr. Deninger served as a vice chairman at Jefferies & Company, Inc., a global securities and investment banking firm and the principal operating subsidiary of Jefferies Group, Inc. Prior to Jefferies, Mr. Deninger held various positions at Broadview International LLC, a private banking firm he joined in 1987, including serving as its chairman and chief executive officer at the time Broadview was acquired by Jefferies in 2003. Mr. Deninger holds a Bachelor of Science degree from Boston College and a Masters of Business Administration from Harvard Business School. We believe Mr. Deninger's qualifications for nomination include his deep knowledge of capital markets, merger and acquisition strategies and technology services businesses as well as his extensive management experience including as a former chief executive officer.
Per-Kristian Halvorsen Age 59
Mr. Halvorsen joined our Board in September 2009. Mr. Halvorsen has been chief innovation officer and senior vice president of Intuit Inc., or Intuit, since December 2008. Prior to that role, Mr. Halvorsen served as Intuit's chief technology officer from 2007 to 2008 and chief technology innovation officer from 2006 to 2007. Prior to Intuit, Mr. Halvorsen was vice president and center director of Solutions and Services for Hewlett Packard Company where, from 2000 to 2005, he oversaw global research and advanced technology for its IT services division. Mr. Halvorsen was principal scientist at Xerox Palo Alto Research Center, where he worked for seventeen years and founded the Information Sciences and Technology Lab. He is a director of Autodesk Inc., a publicly held company. Mr. Halvorsen holds a Ph.D. and M.A. from the University of Texas at Austin. We believe Mr. Halvorsen's qualifications for nomination include his extensive knowledge about the technology industry, particularly his background in document and content processing using digital technology, the development and use of new technology and the overall operation of technology businesses through his experience at large technology companies with offerings that are document and information intensive, his understanding and insight with respect to international businesses, and his experience as a member of the boards of directors of public companies.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Michael W. Lamach Age 47	Mr. Lamach joined our Board in July 2007. In June 2010, Mr. Lamach was appointed as chairman, president and chief executive officer of Ingersoll Rand, plc., or Ingersoll Rand, a publicly held diversified industrial company. Prior to this, he held the positions of president and chief executive officer of Ingersoll Rand from February 2010 through June 2010. Mr. Lamach served as president and chief operating officer of Ingersoll Rand from February 2009 through February 2010 and was a senior vice president and president of various sectors of Ingersoll Rand, since February of 2004. He holds a bachelor of science degree in Engineering, from Michigan State University, and holds an MBA from Duke University. We believe Mr. Lamach's qualifications for nomination include his extensive career of successfully leading global businesses, which brings significant experience and expertise to the Company's management and governance and his twenty-five years of business leadership, which encompasses global responsibilities in the automotive components, controls, security and HVAC systems segments, representing a broad and diverse range of products, services, markets and channels, applied technologies and operational profiles.
Arthur D. Little Age 67
Mr. Little has been one of our directors since November 1995. Mr. Little is a director and the president of A & J Acquisition Company, Inc., a private company which he founded in 1996. Mr. Little has served as an Advisory Board member of Capital Resource Partners since 1992. Mr. Little has also been the president and a principal of L Squared, Inc. since 2005. He holds a Bachelor of Arts degree in history from Stanford University. We believe Mr. Little's qualifications for nomination include his extensive knowledge of the capital markets and business management as a venture capitalist, his understanding of our businesses, operations and strategies as an Iron Mountain board member for sixteen years, his qualification as a financial expert on our Audit Committee, and his experience as chairman of our Nominating and Governance Committee.
C. Richard Reese Age 65
Mr. Reese has been one of our directors since 1990. Mr. Reese assumed the role of the Company's first executive chairman of the Board in June 2008. Mr. Reese had been chairman of the Board from 1995 to 2008 and chief executive officer from 1981 to 2008. Mr. Reese is a member of the investment committee of Schooner Capital LLC, or Schooner, a stockholder in the Company. He is also a director of Charles River Laboratories, Inc., a publicly held company. From time to time, Mr. Reese also serves as an advisor or board member of several small, private companies. He holds both Bachelor and Master of Science degrees in engineering from Clemson University and a Master of Business Administration degree from Harvard Business School. We believe Mr. Reese's qualifications for nomination include his deep understanding of our businesses, operations and strategies as our chief executive officer from 1981 to 2008 and as an Iron Mountain board member for twenty-one years, his extensive knowledge of the capital markets and acquisition strategies, and his experience as a member of the board of directors of another public company.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Vincent J. Ryan Age 75	Mr. Ryan has been one of our directors since prior to 1990. Mr. Ryan is the founder of Schooner. Mr. Ryan has served as the chairman and chief executive officer of Schooner since 1971, and as its president from 1971 to 1985 and from 1996 to 1999. Prior to November 1995, Mr. Ryan served as chairman of our Board. We believe Mr. Ryan's qualifications for nomination include his extensive knowledge of the capital markets and business management as a venture capitalist, his understanding of our businesses, operations and strategies as an Iron Mountain board member for more than twenty years, his experience in the records management and offsite data protection industries for more than thirty years, and his experience as chairman of our Finance Committee. Due to Mr. Ryan's exceptional qualifications and contributions to our Board, and pursuant to the Company's Corporate Governance Guidelines and, specifically, the Company's director retirement and term limits, the Board has affirmatively determined it to be in the Company's best interests that Mr. Ryan stand for re-election after reaching the age of seventy-five.
Laurie A. Tucker Age 54
Ms. Tucker joined our Board in March 2007. Ms. Tucker has been employed by FedEx Services, Inc., a subsidiary of FedEx Corporation, or FedEx, a publicly held transportation, e-commerce and business services company, since 1978. She currently holds the position of senior vice president, Corporate Marketing at FedEx. Ms. Tucker earned a Bachelor of Arts degree and a Master of Business Administration degree from the University of Memphis. Ms. Tucker is a member of the board of directors of the Blues Foundation, a nonprofit organization, and serves on the advisory board of the Fogelman College of Business at the University of Memphis. She is also the FedEx co-chair for the March of Dimes and has been a United Way Alexis de Tocqueville Society member since 1998. We believe Ms. Tucker's qualifications for nomination include her extensive knowledge about business-to-business marketing strategy and operations for a global enterprise, and her strong understanding of the operation and management of business units within a large multinational enterprise that has transformed its operations and offerings.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Alfred J. Verrecchia Age 68	Mr. Verrecchia became a member of our Board in March 2010. Mr. Verrecchia has been chairman of the board of directors of Hasbro, Inc., or Hasbro, a publicly held company, since May 2008. He was the president and chief executive officer of Hasbro from 2003 until 2008, and prior to that he served as Hasbro's chief operating officer and chief financial officer. Mr. Verrecchia has served on the board of directors of Old Stone Corp. since 1987. He also served on the board of directors of FGX International Holdings from February 2009 until its acquisition by Essilor International in March 2010 and on the board of directors of CVS Caremark from September 2004 to March 2007. Mr. Verrecchia is also highly involved in the Rhode Island community, sitting on various nonprofit boards, including serving as chairman of Lifespan, a healthcare system comprising four hospitals. We believe Mr. Verrecchia's qualifications for nomination include his strong understanding and insights related to the operation of an enterprise in both the US and international markets as the current chairman and former chief executive officer and president of a multinational publicly held corporation, his experience transforming a traditional product business into new digital and media businesses, his extensive understanding of the capital markets and accounting as a former chief financial officer and staff accountant, and his experience as a member of the board of directors of other public companies.

        The Company's officers were last elected as a group on June 4, 2010. At a meeting to be held immediately following the Annual Meeting, the Board currently intends to elect officers of the Company. All officers hold office at the discretion of the Board until the first meeting of the Board following the next annual meeting of stockholders or until they sooner die, resign or are removed. There are no family relationships between or among any of the Company's officers or directors.

        Set forth below is the name and age of each of our executive officers who is not nominated to be a director of the Company, his principal occupation and business experience during the past five years and the names of certain other companies of which he served as a director, as of March 20, 2011.

Name	Principal Occupations and Business Experience During the Past Five Years
Marc A. Duale Age 58	Mr. Duale was appointed president, Iron Mountain International in September 2008. He served as president of Iron Mountain Europe from May 2006 to September 2008. Prior to joining the Company, Mr. Duale served as managing director for Reuters Asia from January 2002 to April 2006. From 1999 to 2002, Mr. Duale served as chief operating officer for DHL Asia. Mr. Duale holds a Master of Business Administration degree from Harvard Business School and a Master of Science degree in ocean engineering from the Massachusetts Institute of Technology. He also holds a Bachelor of Science degree and a Master of Science degree from Ecole Nationale des Techniques Avancees.

Name	Principal Occupations and Business Experience During the Past Five Years
Harold E. Ebbighausen Age 56	Mr. Ebbighausen was appointed president, North America in October 2008. From May 2008 through October 2008, he served as president, Americas. From July 2007 through May 2008, he served as president, Global Standards. From December 2004 through June 2007, he served as group president of North American Service Delivery. From 1998 through 2004, he served as the president of Iron Mountain Off-Site Data Protection, a division of Iron Mountain Information Management, Inc. Mr. Ebbighausen previously had been an executive vice president of the Company since July 1997.
Brian P. McKeon Age 48
Mr. McKeon was appointed chief financial officer in April 2007. Prior to joining the Company, Mr. McKeon served as executive vice president, Finance and Administration and chief financial officer of The Timberland Company from March 2000 to March 2007. Mr. McKeon is on the board of directors and serves on the Compensation Committee of IDEXX Laboratories, Inc. Mr. McKeon holds a Bachelor of Science degree in accounting from the University of Connecticut and a Master of Business Administration degree from Harvard Business School.

Board of Directors and Committees

        Independence.    Our Board is comprised of a majority of directors who qualify as independent directors pursuant to the corporate governance standards for companies listed on the NYSE. In determining independence pursuant to NYSE standards, each year the Board affirmatively determines whether directors have a direct or indirect material relationship with the Company and members of the Company's management, including its subsidiaries, that may interfere with their ability to exercise their independence from the Company. When assessing the materiality of a director's relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the director's standpoint but from that of the persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

        The Board has determined that the following directors qualify as independent under NYSE rules: Messrs. Bailey, Boden, Dauten, Deninger, Halvorsen, Lamach, Little and Verrecchia and Ms. Tucker. Our Board has concluded that none of these directors possessed the objective relationships set forth in the NYSE listing standards that prevent independence. None of our independent directors has any relationship with the Company or its management other than his or her service as a director and on committees of the Board.

        Two of our directors, Mr. Reese and Mr. Brennan, are management employees involved in our day-to-day activities and are not considered to be independent directors. Although none of the relationships Mr. Ryan has with the Company would be sufficient to classify him as not independent under NYSE rules, the Board has determined not to consider Mr. Ryan an independent director due to his position with Schooner, which subleases space from the Company, and Mr. Ryan's indirect receipt of proceeds in connection with our acquisition of the remaining interest in our joint venture in Poland, Iron Mountain Poland, in January 2011 and his potential receipt of future payments based on financial and performance criteria of Iron Mountain Poland, as further described under the "Certain Relationships and Related Transactions" section of this Proxy Statement.

        Attendance.    During the fiscal year ended December 31, 2010, the Board held seven meetings and took one action by written consent. Each director attended at least 75% of the aggregate number of meetings of the Board and all committees thereof on which such director served that were held during the period for which such director served. All of our directors who were directors of the Company at the time attended our 2010 annual meeting of stockholders. All directors nominated for election are expected to attend the Annual Meeting. Our policy with respect to directors' attendance at our annual meetings of stockholders can be found in our Corporate Governance Guidelines, the full text of which appears under the heading "Investors/Corporate Governance" on our website at www.ironmountain.com.

        Board Leadership Structure.    The chief executive officer and executive chairman roles at Iron Mountain are separated between Messrs. Brennan and Reese in recognition of their differing responsibilities. The chief executive officer is responsible for setting the Company's strategy and leading the organization's day-to-day performance. The executive chairman is responsible for advising the chief executive officer and presiding over meetings of the Board. As Mr. Reese is an employee of Iron Mountain, and therefore does not qualify as independent under the NYSE rules, the Board has appointed Mr. Dauten as our lead independent director to preside over all executive sessions of non-management directors, consult with the chief executive officer and executive chairman on Board meeting agendas and act as a liaison between management and non-management directors. A description of the role of our lead independent director can be found on our website, www.ironmountain.com, under the heading "Investors/Corporate Governance." The Board convenes in non-management executive session approximately four times per year. One of our non-management directors, Mr. Ryan, has been determined by the Board not to be considered independent. The Board's independent directors meet at least once each year without Mr. Ryan. The Board believes this leadership structure provides effective and clear leadership for the Company.

        Committees.    The Board has a standing Audit Committee, Nominating and Governance Committee, Compensation Committee and Finance Committee. The Board has adopted charters for the Audit Committee, Nominating and Governance Committee, Compensation Committee and Finance Committee, each of which is available on our website at www.ironmountain.com under the heading "Investors/Corporate Governance." Each of the Audit Committee, Compensation Committee, Finance Committee and Nominating and Governance Committee has conducted annual self-evaluations and will continue to conduct annual self-evaluations under the oversight of the Nominating and Governance Committee, which will also oversee an annual review of the Board, including a self-evaluation by each individual Board member. These self-evaluations are intended to facilitate an examination and discussion by the entire Board and each director and each of these committees of their effectiveness as a group in fulfilling charter requirements and other responsibilities, as well as areas for improvement. During the fiscal year ended December 31, 2010, the Audit Committee held seven meetings and took one action by written consent, the Compensation Committee held ten meetings and took three actions by written consent, the Nominating and Governance Committee held six meetings, and the Finance Committee held nine meetings and took one action by written consent. Membership on each committee is set forth in the chart below.

 Committee Membership

	Audit	Compensation	Nominating and Governance	Finance
Clarke H. Bailey		✓*
Constantin R. Boden	✓		✓	✓
Kent P. Dauten	✓	✓		✓
Paul F. Deninger				✓
Per-Kristian Halvorsen			✓
Michael W. Lamach		✓
Arthur D. Little	✓		✓*
C. Richard Reese
Vincent J. Ryan				✓*
Laurie A. Tucker			✓
Alfred J. Verrecchia	✓*

*
Committee Chair

        Audit Committee.    Each member of the Audit Committee is independent as defined by the rules of the SEC, the NYSE listing standards and the Audit Committee Charter. In addition, the Board has determined that each member of the Audit Committee is an audit committee financial expert as defined by the rules of the SEC and is financially literate as defined by the NYSE listing standards. The Audit Committee: (1) assists the Board in oversight of the integrity of the Company's financial statements; (2) assists the Board in oversight of the Company's compliance with legal and regulatory requirements; (3) assists the Board in oversight of the independent registered public accounting firm's retention, qualifications and independence; (4) assists the Board in oversight of the performance of the Company's internal audit function and independent auditors; (5) prepares an Audit Committee report as required by the SEC to be included in the annual Proxy Statement; (6) performs such other duties as the Board may assign to the Audit Committee from time to time, such as approving transactions subject to our Related Person Transaction Policy described on page [    •    ] of this Proxy Statement; and (7) takes other actions to meet its responsibilities as set forth in its written charter. The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential and anonymous submission by employees of the Company of any concerns regarding accounting or auditing matters they think may be questionable. Information about these procedures can be found on our website at www.ironmountain.com under the heading "Investors/Corporate Governance."

        Compensation Committee.    All of the members of the Compensation Committee qualify as independent under NYSE listing standards. The Compensation Committee: (1) reviews, approves and recommends to the independent members of the Board the chief executive officer's and executive chairman's base salary, equity-based incentives and the payment of short-term incentive compensation under the Iron Mountain Incorporated 2006 Senior Executive Incentive Program, or the 2006 SEIP, and the Iron Mountain Incorporated 2003 Senior Executive Incentive Program, or the 2003 SEIP, and together with the 2006 SEIP, the SEIPs, respectively; (2) reviews and approves other senior officers' annual compensation based on recommendations from the chief executive officer, reporting to the Board on such decisions; (3) develops market-driven, competitive and equitable compensation systems for senior officers that create both short and long-term incentives; (4) takes actions to retain a skilled, creative and professional management team at the most economical cost; (5) ensures that compensation policies and programs are compliant with applicable laws and are administered without bias or prejudice; (6) takes actions to maintain a compensation philosophy of "paying for performance" for senior management; and (7) takes other actions to meet its responsibilities as set forth in its written charter. Under the SEIPs, our Compensation Committee has the right to reduce, in its discretion, incentive compensation otherwise payable if certain additional criteria are not satisfied, but our Compensation Committee may only take such actions after consulting with the chair of the Audit Committee. The Compensation Committee also annually reviews and discusses with management a draft of the Company's Compensation Discussion and Analysis to be included in the Company's Annual Report on Form 10-K and annual Proxy Statement.

        The Compensation Committee has the authority to delegate its duties to a subcommittee but has not exercised this authority to date.

Annual Compensation Review Process

        The Compensation Committee takes an active role in determining our compensation plans and programs for the chief executive officer and the executive chairman.

        For each of the chief executive officer and the executive chairman, the Compensation Committee reviews and approves base salary, short-term incentive compensation and long-term equity incentives and recommends such compensation and incentives to the independent members of the Board for their approval. The recommendation and approval of the chief executive officer's and executive chairman's compensation is based on the Company's performance, such officer's performance assessment as determined by the annual assessment process (as described on page [    •    ] of this Proxy Statement) and reference to the 50th percentile for market competitive total compensation of chief executive officers or non-CEO executive chairmen, respectively, in the relevant benchmarking data provided by outside consultants, as more fully described on page [    •    ] of this Proxy Statement. For 2010 compensation, the Company-wide average merit increase was also a consideration in the Compensation Committee's recommended salary for the chief executive officer. Beginning in 2011, the Compensation Committee intends to primarily consider relevant market benchmark data when determining base salaries for Named Executive Officers. The total average merit increase for the Company may be taken into consideration but will not be a primary driver in determining base salary changes for Named Executive Officers. Due to the Company-specific nature of the executive chairman role and the difficulty in finding a broad-based sample of similarly situated officers at peer companies, benchmarking is used to a lesser degree in setting base salary, short-term incentive compensation and long-term equity incentives for the executive chairman.

        For the base salary, short-term incentive compensation and long-term equity incentives of Messrs. Duale, Ebbighausen and McKeon, or, collectively, the Other Named Executive Officers (and together with Messrs. Brennan and Reese, the Named Executive Officers), our chief executive officer submits recommendations to the Compensation Committee for final approval. The recommendation for each component of compensation for each of the Other Named Executive Officers is based upon such officer's performance rating as determined by the annual assessment process, the Company-wide average merit increase for the respective year and reference to the 50th percentile for market competitive total compensation for similarly situated officers in the relevant benchmarking data provided by outside consultants, as more fully described on page [    •    ] of this Proxy Statement. The Board has delegated the final authority for compensation decisions for the Other Named Executive Officers to the Compensation Committee.

  Assessment of Individual Performance of the Chief Executive Officer and the Executive Chairman

        The assessment of individual performance for the chief executive officer and executive chairman is conducted by the Compensation Committee. Both the chief executive officer and executive chairman initiate the annual assessment process with a self-assessment of their performance against their goals and objectives which the Compensation Committee reviewed, modified and approved at the beginning of the year. Each year the chief executive officer and executive chairman submit goals and objectives to the Compensation Committee to govern their performance for the upcoming year. The Compensation Committee reviews these goals and objectives, seeks input from the Board and modifies them where appropriate. These goals and objectives are taken into consideration in setting the targets for achievement of short-term incentives under the SEIPs, as discussed in the "Compensation Discussion and Analysis" section of this Proxy Statement. Based in part on the reward studies conducted by the compensation consultants described below, for 2010 the Compensation Committee and management chose return on invested capital as one of the individual goals and objectives under the short-term incentive compensation program for the executive chairman and the chief executive officer, as well as the chief financial officer.

        The Compensation Committee then conducts a performance assessment of the chief executive officer and the executive chairman by holding a series of formal interviews with members of our executive team. Each interviewed executive team member is asked to comment on the chief executive officer's and executive chairman's overall performance in their respective roles and their achievement of the corporate initiatives and other goals set out for such officers. The Compensation Committee then discusses the performance of each of the chief executive officer and executive chairman in light of the interview feedback and general board feedback and agrees on an overall assessment for the chief executive officer and executive chairman. The assessment informs the Compensation Committee's decisions and recommendations for the individual components of compensation, including base salary (including annual merit increases), short-term incentive compensation and long-term equity incentives, as described in the "Compensation Discussion and Analysis" section of this Proxy Statement.

Role of Consultants

        Throughout 2010, Hewitt Associates, now known as Aon Hewitt, or Hewitt, continued the benchmarking assessment of the Company's reward programs that it began in 2009 to assess the market competitiveness of such programs for all employee populations worldwide and worked with management to develop appropriate design changes based on the Company's strategy and compensation philosophy. Hewitt was engaged by, and worked in partnership with, management on the material elements of this study.

        In January of 2010, the Compensation Committee separately engaged a different Hewitt consultant to provide an independent review of the reward study mentioned above. In February of 2010, that separate consultant was part of the spinoff of a portion of Hewitt's executive compensation practice that formed Meridian Compensation Partners, LLC, or Meridian. The scope of Meridian's continued engagement was to review Hewitt's study and provide ongoing advice and perspective to the Compensation Committee. The nature and scope of the services rendered by Meridian on the Compensation Committee's behalf included:

  •
  competitive market pay analyses and market trends;

  •
  ongoing support with regard to the latest relevant regulatory, technical and/or accounting considerations impacting compensation and benefit programs;

  •
  assistance with the redesign of any compensation or benefit programs; and

  •
  preparation for and attendance at selected Compensation Committee meetings.

  Benchmarking Studies

        Beginning in 2009 and into early 2010, Hewitt was engaged by management to conduct a series of benchmarking studies to provide comparative executive compensation data for reference in setting 2010 compensation for our Named Executive Officers. We believe that market studies of the compensation of top executives by comparable companies are important because maintaining compensation at market rates is necessary to attract and retain top executives. In collaboration with the Compensation

Committee, the Company's management worked with Hewitt to create a custom peer group to use as a basis for our compensation comparisons. Given our industry leading position and unique business mix in our core and digital businesses, no ideal company comparisons exist. Prior to establishing our custom peer group, we solicited input from our Investor Relations team who in turn provided data on companies viewed by the financial community as "peers" of the Company. Additionally, we looked for companies: (1) whose primary business model could be defined as "business services;" (2) that have comparable overall annual revenue and growth rates to the Company's; (3) that were recurring revenue-based businesses and (4) that utilize a significant amount of real estate in their business. Hewitt provided the Compensation Committee with a list of companies that met these criteria from which the Compensation Committee selected the custom peer group and ensured that it included companies with a digital segment to reflect that aspect of our business, which represents approximately 7% of our revenue. The custom peer group therefore included a mix of business services organizations that both we and analysts from the financial community consider as relevant for purposes of conducting a peer group analysis. The "Custom Peer Group" consists of the organizations listed on Exhibit A to this Proxy Statement. The median revenues of the Custom Peer Group were $3.2 billion, compared to the Company's 2010 revenues of $3.1 billion.

        Due to the lack of prevalence of the role of executive chairman within the Custom Peer Group, Hewitt conducted a separate benchmarking study to provide market intelligence on total compensation for the role of executive chairman and established an additional benchmarking group to support the analysis of Mr. Reese's compensation. Hewitt established the "Chairman Officer Peer Group," comprised of five organizations whose chairmen serve as officers of organizations with annual revenues less than $5 billion and that fit at least two of the following criteria: (1) a primary business model that could be defined as "business services;" (2) overall annual revenue and growth rates comparable to the Company's; (3) recurring revenue-based businesses or (4) a significant amount of real estate utilized in their business. The companies comprising the Chairman Officer Peer Group are set forth on Exhibit A to this Proxy Statement.

        Hewitt also assisted in benchmarking Mr. Duale's compensation for his expanded role in 2009 as president, Iron Mountain International, which carried significantly increased responsibilities from his former role as president, Iron Mountain Europe. Due to the variations in pay practices in Europe as compared to the United States, Hewitt conducted a separate benchmarking study of companies with equivalently-sized international revenue and executives with large international geographic responsibilities to use in benchmarking Mr. Duale's compensation. The "International Revenue Peer Group" is comprised of 31 multinational corporations with executives domiciled in Belgium, France, Germany, the Netherlands, Spain and Switzerland. The companies comprising the International Revenue Peer Group are set forth on Exhibit A to this Proxy Statement.

        As part of its benchmarking in 2010, Hewitt provided summary data of base salary, target bonus, long-term incentives and total direct compensation (e.g., total target compensation plus the annualized value of long-term incentives) for the 50th percentile and the 75th percentile of the Chairman Officer Peer Group, the Custom Peer Group and the International Revenue Peer Group. In our analysis of all elements of 2010 compensation for Named Executive Officers, we reviewed all of the data provided and targeted the 50th percentile data of the data sources described for the Named Executive Officers.

        In September 2010, the Compensation Committee also engaged Meridian to update the annual executive compensation benchmarking study to help to inform 2011 compensation decisions for Named Executive Officers. In collaboration with the Compensation Committee, the Company's management worked with Meridian to create custom benchmark studies to use as a basis for our 2011 compensation comparisons. Given our industry leading position and unique business mix in our core and digital businesses, no ideal company comparisons exist. Meridian utilized a methodology for selecting the possible peer group companies that was reviewed and approved by the Compensation Committee. The criteria used in selecting companies for the 2011 Custom Peer Group were: (1) competitors for executive talent; (2) competitors for business; (3) comparable size and industry to the Company; (4) market capitalization similar to the Company and (5) degree of global operations similar to the Company. Based on the above criteria Meridian provided the Compensation Committee with a list of possible companies from which they selected the final 2011 Custom Peer Group.

        As part of its benchmarking, Meridian provided summary data of base salary, target bonus, long-term incentives and total direct compensation (e.g., total target compensation plus the annualized value of long-term incentives) for the 50th percentile and the 75th percentile of the 2011 Custom Peer Group. In addition, for Messrs. Reese and Duale, Meridian compiled data from a broader general industry sample to create comparisons for the executive chairman role and the president, Iron Mountain International role, as the Custom Peer Group did not provide robust enough data for benchmarking elements of compensation for those positions in 2011.

        Nominating and Governance Committee.    All members of the Nominating and Governance Committee qualify as independent under NYSE listing standards. The Nominating and Governance Committee: (1) recommends the composition of the Board; (2) identifies and recommends candidates for nomination to the Board; (3) recommends to the Board structures and statements of the duties and responsibilities of each committee of the Board; (4) develops and recommends to the Board and implements corporate governance guidelines applicable to the Company; (5) assists the Board in annually reviewing management succession; (6) develops and monitors an annual process to assess the effectiveness of the Board and implements and oversees an annual review of the performance of the Board (including an evaluation of each individual Board member) and each of the Board's standing committees; (7) develops and proposes, for approval by the Board, compensation policies for the Company's non-employee directors and (8) takes other actions to meet its responsibilities as set forth in its written charter.

        Finance Committee.    Although NYSE listing standards do not require members of the Finance Committee to be independent, a majority of the Finance Committee members, Messrs. Boden, Dauten and Deninger, qualify as independent under the NYSE listing standards and the Board's assessment of any material relationships with the Company. Mr. Ryan also qualifies as independent under NYSE listing standards, but the Board has determined not to consider him an independent director due to his position with Schooner, which subleases space from the Company, and Mr. Ryan's indirect receipt of proceeds in connection with our acquisition of the remaining interest in our joint venture in Poland, Iron Mountain Poland, in January 2011 and his potential receipt of future payments based on financial and performance criteria of Iron Mountain Poland, as further described under "Certain Relationships and Related Transactions." The Finance Committee: (1) reviews the Company's capital structure and financial strategies; (2) considers and reviews the Company's dividend and share repurchase policies and programs and other strategies to return capital to stockholders; (3) reviews the Company's derivatives and hedging policies and strategies; (4) reviews the Company's investment policies and practices and (5) performs such other duties as the Board may assign to the Committee from time to time.

        Risk Oversight.    The Board is responsible for oversight of the Company's management of enterprise risks. Iron Mountain senior management is responsible for the Company's risk management process and the day-to-day supervision and mitigation of enterprise risks. The Board receives regular reports on areas of material Company risk, including strategic, operational, financial, legal and regulatory risks. The full Board, or the committee of the Board assigned responsibility for an area of risk, receives reports from the Company executive accountable for understanding and mitigating the identified risk. Historically, of the Board's committees, the Audit Committee has led the oversight of a majority of the risk mitigation initiatives associated with the Company's enterprise risk assessment and management efforts. When a committee of the Board receives a risk report, the committee chairman provides a summary of the discussion to the Board of Directors during the next regularly scheduled

Board meeting. This practice allows the Board and each of its committees to remain coordinated in their oversight of enterprise risk.

Stockholder Communications to Board of Directors

        The Board believes it is important for stockholders and others to have a process to send communications to the Board. Accordingly, any stockholder, security holder or other interested party who desires to communicate with the Board, any individual director, including the lead director, or the independent or non-management directors as a group, may do so by regular mail or email directed to the Secretary of the Company. The Secretary's mailing address is c/o Iron Mountain Incorporated, 745 Atlantic Avenue, Boston, Massachusetts 02111; the Secretary's e-mail address is corporatesecretary@ironmountain.com. Upon receiving such mail, the Secretary will assess the appropriate director or directors to receive the message and will forward the mail to such director or directors without editing or altering it.

Selection of Board of Directors Nominees

        The Board is responsible for developing and approving criteria, in addition to those set forth in our Corporate Governance Guidelines, for candidates for Board membership. The Nominating and Governance Committee is responsible for seeking candidates to become Board members, consistent with the criteria set forth in the Corporate Governance Guidelines and approved by the Board, and for recommending candidates to the entire Board for selection by the Board for nomination to fill vacancies on the Board or expiring terms of directors at each annual meeting of stockholders. The Board as a whole is responsible for nominating individuals for election to the Board by the stockholders and for filling vacancies on the Board that may occur between annual meetings of the stockholders.

        Nominees for director will be selected on the basis of their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties and likelihood that he or she will be able to serve on the Board for a sustained period. In connection with the selection of nominees for director, the Board's policy is to give due consideration to the Board's overall balance of diversity of perspectives, backgrounds and experiences. To implement and review the effectiveness of our diversity policy, the Nominating and Governance Committee reviews the appropriate skills and characteristics of members of the Board in the context of the then current make-up of the Board. It is the practice of the Nominating and Governance Committee to then consider these factors when screening and evaluating candidates for nomination or re-election to the Board. The Board will not nominate for election as director any candidate who has not agreed to tender, promptly following the annual meeting at which he or she is elected as director, an irrevocable resignation that will be effective upon (a) the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which he or she faces reelection, and (b) acceptance of such resignation by the Board.

        The Nominating and Governance Committee will consider, as part of the process for identifying individuals who might be candidates, individuals who are properly recommended by stockholders for nomination by the Board at a meeting of stockholders at which directors are to be elected. To be proper, a recommendation for a nominee for director with respect to a meeting of stockholders must comply with applicable law, the Company's Bylaws and the Company's Corporate Governance Guidelines. The Nominating and Governance Committee will consider any suggestions offered by other directors or stockholders with respect to potential directors, and there will be no difference in the manner in which potential nominees are evaluated. However, the Nominating and Governance Committee and the Board are not required to enlarge the size of the Board in order to nominate an otherwise fully qualified candidate proposed by a stockholder. A stockholder wishing to nominate a director directly must comply with the procedures described below.

        During 2010, the Nominating and Governance Committee retained the services of Egon Zehnder International, an executive search firm, in connection with its search for a new director. Egon Zehnder International provided the Nominating and Governance Committee with lists of candidates that met criteria established by the Board and assisted the Nominating and Governance Committee in meeting and assessing the qualifications of candidates in order to assist the committee with its review of potential candidates. Mr. Deninger, who joined the Board in September 2010, was one of the candidates identified by Egon Zehnder.

Nominations and Proposals of Stockholders

        A stockholder who, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, or Rule 14a-8, wants to present a proposal for inclusion in the Company's 2012 Proxy Statement and proxy card relating to the 2012 Annual Meeting of Stockholders must submit the proposal by [    •    ], 2011. In order for the proposal to be included in the Proxy Statement, the stockholder submitting the proposal must meet certain eligibility standards and comply with certain regulations established by the SEC.

        Stockholders who wish to present a business proposal or nominate persons for election as directors at the Company's 2012 Annual Meeting of Stockholders must provide a notice of the business proposal or nomination in accordance with Section 2.4 of our Bylaws, in the case of business proposals, or Section 3.2 of our Bylaws, in the case of director nominations. In order to be properly brought before the 2012 Annual Meeting of Stockholders, Sections 2.4 and 3.2 of our Bylaws require that a notice of the business proposal the stockholder wishes to present (other than a matter brought pursuant to Rule 14a-8), or the person or persons the stockholder wishes to nominate as a director, must be received at our principal executive office not less than 90 days, and not more than 120 days, prior to the first anniversary of the Company's prior year's annual meeting. Therefore, any notice intended to be given by a stockholder with respect to the Company's 2012 Annual Meeting of Stockholders pursuant to our Bylaws must be received at our principal executive office no earlier than [    •    ], 2012 and no later than [    •    ], 2012. However, if the date of our 2012 Annual Meeting of Stockholders occurs more than 30 days before or 30 days after [    •    ], 2012, the anniversary of the 2011 Annual Meeting of Stockholders, a stockholder notice will be timely if it is received at our principal executive office by the later of (a) the 120th day prior to such annual meeting or (b) the close of business on the tenth day following the day on which public disclosure of the date of the meeting was made. To be in proper form, a stockholder's notice must include the specified information concerning the stockholder and the business proposal or nominee, as described in Sections 2.4, 3.2 and 3.3 of our Bylaws.

        All proposals must be mailed to the Company's principal executive office, at the address stated herein, and should be directed to the attention of the Secretary of the Company.

Code of Ethics

        Our Code of Ethics and Business Conduct applies to each employee, including officers, of the Company and all directors. Our Code of Ethics and Business Conduct is posted on our website at www.ironmountain.com under the heading "Investors/Corporate Governance." A printed copy of our Code of Ethics and Business Conduct is also available free of charge to any stockholder who requests a copy. We intend to disclose any amendment to, or waiver from, a provision of our Code of Ethics and Business Conduct applicable to the Company's chief executive officer, chief financial officer or principal accounting officer or controller by posting such information on our website. Any waivers applicable to any other executive officers will also be promptly disclosed to stockholders on our website.

 ITEM 2

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act (which were added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010), and related rules of the SEC, we are including a separate proposal subject to stockholder vote to approve, on a non-binding, advisory basis, the compensation of those of our executive officers listed in the Summary Compensation Table appearing elsewhere in this Proxy Statement, or our Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

        Our executive compensation is designed to reward executive performance that contributes to our success while encouraging behavior that is in our and our stockholders' long-term best interests. We also seek to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. At the core of our executive compensation program is our pay-for-performance philosophy that links competitive levels of compensation to achievements of our overall strategy and business goals, as well as predetermined objectives. We believe our compensation program is strongly aligned with the interests of our stockholders and sound corporate governance principles. We urge you to read the Compensation Discussion and Analysis and compensation tables and narrative discussion in this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives and the compensation of our Named Executive Officers.

        The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. To the extent there is any significant vote against our Named Executive Officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

        Based on the above, we request that you indicate your support for our executive compensation philosophy and practices by voting to approve, on a non-binding, advisory basis, the following resolution:

        "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Proxy Statement for the 2011 Annual Meeting of Stockholders, is hereby APPROVED."

Required Vote

        The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve the compensation, as described in the "Compensation Discussion and Analysis" section, the compensation tables and the other narrative compensation disclosures contained in the Proxy Statement, of our Named Executive Officers. For the purpose of determining whether a majority of the votes have been cast in favor of the approval of this proposal two, only those cast "For" or "Against" are included, and any abstentions or broker non-votes will not count in making that determination. The opportunity to vote on this proposal is required pursuant to Section 14A of the Exchange Act. However, as an advisory vote, the vote on this proposal is not binding upon the Company and serves only as a recommendation to our Board. Nonetheless, the Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board value the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

        The Board recommends a vote "FOR" the approval of the foregoing non-binding, advisory resolution approving the compensation of our Named Executive Officers.

 ITEM 3

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

        In accordance with the requirements of Section 14A of the Exchange Act (which were added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010) and related rules of the SEC, we are including a separate proposal subject to stockholder vote to recommend, on a non-binding, advisory basis, whether the non-binding, advisory stockholder vote to approve the compensation of our Named Executive Officers (that is, a vote similar to the non-binding, advisory vote in proposal two above) should occur every one, two or three years.

        By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on our Named Executive Officer compensation once every one, two or three years. Stockholders also may, if they so wish, abstain from casting a vote on this proposal.

        The Board has considered the frequency of the advisory vote on the compensation of our Named Executive Officers that it should recommend. After considering the benefits and consequences of each alternative for the frequency of submitting the advisory vote on the compensation of our Named Executive Officers to stockholders, the Board recommends submitting the advisory vote on the compensation of our Named Executive Officers to our stockholders annually.

        We believe an annual advisory vote on the compensation of our Named Executive Officers will allow us to obtain information on stockholders' views of the compensation of our Named Executive Officers on a more consistent basis than longer frequencies. In addition, we believe an annual advisory vote on the compensation of our Named Executive Officers will provide our Board with frequent input from stockholders on our compensation programs for our Named Executive Officers. Finally, we believe an annual advisory vote on the compensation of our Named Executive Officers aligns more closely with our objective to engage in regular dialogue with our stockholders on corporate governance matters, including our executive compensation philosophy, policies and programs.

        For the above reasons, the Board recommends that you vote to hold a non-binding, advisory vote on the compensation of our Named Executive Officers annually. Your vote, however, is not to approve or disapprove the Board's recommendation.

        When voting on this proposal, you have four choices: you may elect that we hold an advisory vote on the compensation of our Named Executive Officers every year, every two years or every three years, or you may abstain from voting. If you properly complete your proxy and fail to indicate your preference or abstention, your shares will be voted to select every one year as the frequency with which our stockholders will be asked to hold a non-binding, advisory vote on the compensation of our Named Executive Officers.

Required Vote

        The frequency that receives the highest number of votes will be considered the frequency recommended by stockholders to hold a non-binding, advisory vote on the compensation of our Named Executive Officers. The Compensation Committee will consider the outcome of the vote when making future decisions on executive compensation. However, as an advisory vote, the vote on this proposal three is not binding upon us, and the Board may decide that it is in the best interests of our stockholders and our company to hold an advisory vote on executive compensation more or less frequently than the alternative approved by our stockholders. Our Board has not yet determined the frequency with which we will hold the stockholder advisory vote on Named Executive Officer compensation required by Section 14A of the Exchange Act or when the next such stockholder advisory vote on Named Executive Officer compensation will occur.

        The Board recommends a vote to hold a non-binding, advisory vote on the compensation of our Named Executive Officers every year.

 ITEM 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        Subject to ratification by the stockholders, the Audit Committee has selected the firm of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current year.

        Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders who are present at the Annual Meeting.

        The fees we paid to Deloitte & Touche in 2010 are shown in the table appearing on page [    •    ] of this Proxy Statement.

        If the stockholders do not ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm, the selection of accountants will be reconsidered by the Audit Committee.

Required Vote

        The affirmative vote of holders of a majority of the votes properly cast at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the current fiscal year. For purposes of determining the number of votes cast, only those cast "For" or "Against" are included, and any abstentions will not count in making that determination.

        The Board recommends that you vote FOR the ratification of the selection of Deloitte & Touche LLP.

 ITEM 5

STOCKHOLDER PROPOSAL

        Elliott Associates, who held [    •    ] shares of Common Stock on [    •    ], 2011, intends to submit the following proposal to stockholders for approval at the Annual Meeting:

  RESOLVED, that each provision or amendment of the By-laws adopted by the Board without the approval of the Company's stockholders subsequent to March 5, 2010 (purportedly the last date of reported changes) and prior to the approval of this resolution be, and they hereby are, repealed, effective as of the time this resolution is approved by the Company's stockholders.

        Under Delaware law and Iron Mountain's organizational documents, the Board is charged with the responsibility of managing the Company. In order to permit the Board to carry out its responsibilities and correspondingly fulfill its fiduciary duties to Iron Mountain and its stockholders, both the Company's Certificate of Incorporation and Bylaws provide that the Board has the power to make, alter, amend, change or repeal the Bylaws. The Stockholder Proposal seeks to repeal all amendments to the Bylaws adopted by the Board without stockholder approval after March 5, 2010 and prior to the effectiveness of such proposal without regard to the subject matter of any Bylaw amendment in question.

        We believe that such an automatic, blanket repeal of any Bylaw amendment adopted by the Board without stockholder approval could have the effect of repealing one or more properly adopted Bylaw amendments that the Board determined to be in the best interests of Iron Mountain and its stockholders and adopted in furtherance of its fiduciary duties. It is important to note that, as a public company subject to the federal proxy rules, it might be impracticable—if not impossible—for Iron Mountain to obtain stockholder approval for a necessary Bylaw amendment within a timeframe necessary to serve the best interests of Iron Mountain and its stockholders.

        For this reason, while the Board has not amended the Bylaws in any manner since March 5, 2010, and does not currently expect to adopt any amendments to the Bylaws prior to the Annual Meeting, we believe the Stockholder Proposal represents Elliott Associates' attempt to interfere with the Board's ability to act in accordance with its fiduciary duties to you and therefore should be rejected.

        For the foregoing reasons, the Board recommends that you vote AGAINST the Stockholder Proposal.

Required Vote

        The affirmative vote of holders of a majority of the votes properly cast at the Annual Meeting is required to approve the Stockholder Proposal. If you return a signed WHITE proxy card without providing voting instructions, your shares will be voted against the Stockholder Proposal.

        The Board recommends that you vote on the WHITE proxy card AGAINST the Stockholder Proposal.

 SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to the Company with respect to beneficial ownership of Common Stock by: (1) each director; (2) Messrs. Brennan, McKeon, Reese, Duale and Ebbighausen, or the Named Executive Officers; (3) all directors and executive officers of the Company as a group; and (4) each stockholder known by us to be the beneficial owner of more than 5% of the Common Stock. Such information is presented as of March 20, 2011, except as otherwise noted.

	Amount of Beneficial Ownership(1)
Name and Addresses(2)	Shares	Percent Owned
Directors and Executive Officers
Clarke H. Bailey(3)	225,400	*
Constantin R. Boden(4)	92,426	*
Robert T. Brennan(5)	951,391	*
Kent P. Dauten(6)	2,678,289	1.34%
Paul F. Deninger(7)	—	*
Marc A. Duale(8)	260,374	*
Harold E. Ebbighausen(9)	214,054	*
Per-Kristian Halvorsen(10)	5,142	*
Michael W. Lamach(11)	21,567	*
Arthur D. Little(12)	40,146	*
Brian P. McKeon(13)	260,254	*
C. Richard Reese(14)	4,899,039	2.44%
Vincent J. Ryan(15)	15,868,742	7.92%
Laurie A. Tucker(16)	23,711	*
Alfred J. Verrecchia(17)	2,218	*
All directors and executive officers as a group(18)	22,592,163	11.16%
Five Percent Stockholders:
Davis Selected Advisors L.P.(19)	38,944,743	19.43%

*
Less than 1%

(1)
Except as otherwise indicated, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
Unless specified otherwise, the address of each of our directors, nominees for director and executive officers is c/o Iron Mountain Incorporated, 745 Atlantic Avenue, Boston, Massachusetts 02111.

(3)
Mr. Bailey is a director of the Company. Includes 21,650 shares held by the Clarke H. Bailey GST Trust for the benefit of Trent S. Bailey and 21,650 shares held by the Clarke H. Bailey GST Trust for the benefit of Turner H. Bailey. Includes 56,562 shares that Mr. Bailey has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 20, 2011.

(4)
Mr. Boden is a director of the Company. Includes 40,146 shares that Mr. Boden has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 20, 2011.

(5)
Mr. Brennan is a director and the Company's chief executive officer. Includes 948,343 shares that Mr. Brennan has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 20, 2011.

(6)
Mr. Dauten is a director of the Company. Consists of 2,656,261 shares held jointly with his wife in a brokerage account, which has margin capability, and 22,028 shares that Mr. Dauten has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 20, 2011.

(7)
Mr. Deninger was appointed a director of the Company in September 2010.

(8)
Mr. Duale is president, Iron Mountain International. Consists of 260,374 shares that Mr. Duale has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 20, 2011.

(9)
Mr. Ebbighausen is president, North America. Includes 205,563 shares that Mr. Ebbighausen has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 20, 2011.

(10)
Mr. Halvorsen is a director of the Company. Consists of 5,142 shares that Mr. Halvorsen has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 20, 2011.

(11)
Mr. Lamach is a director of the Company. Consists of 21,567 shares that Mr. Lamach has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 20, 2011. Does not include the 1,462 shares of phantom stock reported on Form 4s previously filed with the SEC as of March 20, 2011.

(12)
Mr. Little is a director of the Company. Consists of 40,146 shares that Mr. Little has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 20, 2011. Does not include 30,000 shares held by The Little Family Trust, as to which Mr. Little disclaims beneficial ownership.

(13)
Mr. McKeon is chief financial officer of the Company. Consists of 260,254 shares that Mr. McKeon has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 20, 2011.

(14)
Mr. Reese is a director and executive chairman of the Board of the Company. Includes 128,663 shares that Mr. Reese has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 20, 2011. Also includes:

a.
1,222,086 shares of Common Stock held in the Reese Family 2005 LLC, a Delaware limited liability company. Mr. Reese is the investment manager of the Reese Family 2005 LLC and has control over the sale of any shares held by the Reese Family 2005 LLC, the timing of such sales and the use of the proceeds of any sale. Mr. Reese does not have control of the distributions, if any, which are made pursuant to the Reese Family 2005 LLC Agreement and at the discretion of the managers. Mr. Reese is not a manager. Mr. Reese disclaims beneficial ownership of all securities held by the Reese Family 2005 LLC. Four trusts for the benefit of Mr. Reese's children and their descendants, and one of his children, own all of the interests in Reese Family 2005 LLC.

b.
2,950,590 shares of Common Stock as to which Mr. Reese shares beneficial ownership with Schooner Capital Corporation as a result of a 1988 deferred compensation arrangement, as amended, between Schooner and Mr. Reese relating to Mr. Reese's former services as president of the predecessor corporation to Schooner. Pursuant to such arrangement, Mr. Reese is entitled to receive benefits equivalent to the fair market value of 2,950,590 shares of Common Stock with payments to Mr. Reese commencing on the first business day of 2013 and payable in ten annual installments; however, Mr. Reese has the right to defer the commencement of such installments in certain circumstances. In addition, any unpaid benefits pursuant to this arrangement shall be payable to Mr. Reese's beneficiary(ies) in a lump sum upon his death. Benefits pursuant to this arrangement are payable in cash or, at Mr. Reese's election, Common Stock. Schooner Capital Corporation has agreed to vote the shares of Common Stock subject to such arrangement at the direction of Mr. Reese.

(15)
Mr. Ryan is a director of the Company. Includes 29,951 shares that Mr. Ryan has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 20, 2011. Does not include the 5,696 shares of phantom stock reported on Form 4s previously filed with the SEC as of March 20, 2011. Also includes:

a.
6,199,575 shares held by the Vincent J. Ryan Revocable Trust, dated December 24, 1987, or the Ryan 1987 Trust. Includes 3,205,132 shares that the Ryan 1987 Trust has pledged to two banks as collateral for Mr. Ryan's credit facilities. Mr. Ryan, as one of the two trustees of the Ryan 1987 Trust, has sole voting and dispositive power with respect to the 6,199,575 shares.

b.
206,436 shares held by the Carla E. Meyer Revocable Trust dated December 7, 2001, or the Meyer 2001 Trust. Mr. Ryan and Carla Meyer are the Trustees of the Meyer 2001 Trust. The Trustees have joint voting and dispositive power over such shares.

c.
130,180 shares held by the Carla E. Meyer Three-Year Retained Annuity Trust, dated October 29, 2008, or Meyer 2008 Trust. Mr. Ryan and Stephen Maiocco are the Trustees of the Meyer 2008 Trust. The Trustees of the Meyer 2008 Trust have joint voting and dispositive power over such shares.

d.
9,234,256 shares held by Schooner Capital Corporation. Mr. Ryan is the Chairman, President and the principal beneficial owner of Schooner. Includes (i) 3,520,145 shares that are pledged as collateral to two banks in connection with Schooner Capital Corporation's credit facilities and (ii) 150,000 shares that have been pledged as collateral for Schooner Capital Corporation's margin account at a brokerage firm. Schooner Capital also holds 2,425,000 shares in a brokerage account that may be deemed to be pledged. Of these 9,234,256 shares, as a result of a deferred compensation arrangement between Schooner Capital Corporation and Mr. Reese relating to former services by Mr. Reese as president of the predecessor corporation to Schooner, Mr. Reese shares beneficial ownership of 2,950,590 shares with Schooner Capital Corporation. Pursuant to such deferred compensation arrangement, Mr. Reese is entitled to receive benefits equivalent to the fair market value of 2,950,590 shares of Common Stock with payments to Mr. Reese commencing on the first business day of 2013 and payable in ten annual installments; however, Mr. Reese has the right to defer the commencement of such installments in certain circumstances. In addition, any unpaid benefits pursuant to this arrangement shall be payable to Mr. Reese's beneficiary(ies) in a lump sum upon his death. Benefits pursuant to this arrangement are payable in cash or, at Mr. Reese's election, Common Stock. Schooner Capital Corporation has agreed to vote the shares subject to such deferred compensation arrangement at the direction of Mr. Reese. Mr. Ryan has sole voting power with respect to only 6,283,666 of the shares of Common Stock held by Schooner Capital Corporation, and has sole dispositive power with respect to the entire 9,234,256 shares held by Schooner Capital Corporation. Mr. Ryan is president of Schooner Capital Corporation and he, and members of his family, are the sole shareholders of Schooner Capital Corporation.

e.
13,383 shares registered in the name of The Schooner Foundation, a private non-profit foundation, of which Mr. Ryan is a trustee. Mr. Ryan shares voting and investment power of these shares. These shares are held in a brokerage account and may be deemed to be pledged.

f.
28,350 shares registered in the name of Citibank, South Dakota, Trustee of the Ryan 1998 Issue Trust, of which Mr. Ryan was the Settlor.

  Mr. Ryan's address is c/o Schooner Capital LLC, 745 Atlantic Avenue, Boston, Massachusetts 02111.

(16)
Ms. Tucker is a director of the Company. Consists of 23,711 shares that Ms. Tucker has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 20, 2011.

(17)
Mr. Verrecchia was appointed a director of the Company in March 2010. Consists of 2,218 shares that Mr. Verrecchia has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 20, 2011.

(18)
Includes 2,044,668 shares that directors and executive officers have the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 20, 2011.

(19)
This information is as of December 31, 2010 and is based solely on a Schedule 13G/A filed jointly by Davis Selected Advisors, L.P. and Davis New York Venture Fund with the SEC on February 14, 2011. In accordance with the disclosures set forth in such Schedule 13G/A, Davis Selected Advisors, L.P. reports sole voting power over 35,887,141 shares, no voting power over 3,057,632 shares and sole dispositive power over 38,944,773 shares. Davis New York Venture Fund reports shared voting power over 19,259,589 shares and shared dispositive power over 19,259,589 shares. The address of Davis Selected Advisors, L.P. and Davis New York Venture Fund is 2949 East Elvira Road, Suite 101, Tucson, AZ 85756.

Equity Compensation Plan Information

        The following provides certain equity compensation plan information with respect to all of our equity compensation plans in effect as of December 31, 2010:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	11,935,124		$24.86	7,059,431
Equity compensation plans not approved by security holders
Total	11,935,124	(1)	$24.86	7,059,431	(2)

(1)
Includes the Iron Mountain Incorporated 1995 Stock Incentive Plan, the Iron Mountain Incorporated 1997 Stock Option Plan and the Iron Mountain Incorporated 2002 Stock Incentive Plan, or the 2002 Plan. Excludes options to purchase up to 373,657 shares of our Common Stock. Such stock options, having a weighted average exercise price of $5.67 per share, were issued pursuant to stock option plans assumed in connection with our acquisitions of Stratify, Inc., LiveVault Corporation and Mimosa Systems, Inc. No future equity awards may be granted under these plans.

(2)
Includes the 2002 Plan and the Iron Mountain Incorporated 2003 Employee Stock Purchase Plan.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        The primary objective of our compensation programs is to reward the achievement of both individual and Company goals and to align the interests of our executives with the creation of stockholder value. In keeping with these objectives, our compensation programs are designed to reward teamwork and contribution to the success of annually identified corporate goals and achievement of financial targets. We strive to accomplish these objectives with a competitive compensation program comprised of a combination of base salary, short-term incentive compensation, long-term equity incentive compensation awards and competitive benefits.

        Consistent with our goal of linking pay to performance, in 2010, approximately two-thirds of the potential short-term incentive compensation for our Named Executive Officers was based on the achievement of gross revenue and Adjusted OIBDA (defined below) targets for the Company as a whole or for the specific business segment for which the executive is responsible, such as North America or International. In 2010, we also introduced return on invested capital, or ROIC, as a component included in the remaining portion of the potential short-term incentive compensation for three of our Named Executive Officers.

        Although our overall financial performance in 2010 was solid, with profitability and free cash flow reaching record high levels, revenue growing 4% to $3.13 billion for the year and Adjusted OIBDA growing 9% to $945 million for the year, each of our Named Executive Officers, except Mr. Duale received substantially less than 100% of his target short-term incentive compensation opportunity for 2010 because the Company did not meet its minimum gross revenue and Adjusted OIBDA targets at the enterprise or North America level. Our International business exceeded its minimum gross revenue and Adjusted OIBDA targets and as a result, Mr. Duale received a greater percentage of his target short-term incentive compensation opportunity than our other Named Executive Officers, although still less than 100%. Our revenue and Adjusted OIBDA targets are strictly-defined and as a result, executives receive no payout with respect to these financial targets unless the Company achieves at least 97.5% of the respective target or 96% in the case of targets related to our International business. In 2010, each Named Executive Officer received a portion of his target short-term annual incentive compensation opportunity because each satisfied or exceeded his individual goals and objectives. In the case of Messrs. Brennan, Reese and McKeon, this included the ROIC component which was achieved through effective control of capital deployed. Mr. Duale received 89.7% of his target short-term incentive compensation opportunity for the period January 2010 through December 2010 because the International business exceeded its minimum financial targets and payouts for the other Named Executive Officers ranged from 31.3% to 36.7% of their target short-term incentive compensation opportunities.

        The base salary of our executive chairman remained unchanged for 2010 and the base salary for our chief executive officer was increased by 3.0% in 2010, based on the Compensation Committee's appraisal of his performance in 2009 and its review of market and internal benchmark data. The base salaries of the Other Named Executive Officers were increased by 0%, 6% and 15.6% in 2010 based on strong individual performance appraisals for 2009 and the review of internal market benchmark data.

        In addition, in 2010, the Compensation Committee engaged consultants to provide recommendations on the redesign of our short and long-term compensation programs in an effort to strengthen the pay for performance orientation and improve the retention impact of compensation investments. The Compensation Committee approved several changes in 2010:

  •
  Redesigning the long-term equity incentive compensation program to be more competitive and to improve its performance orientation, including the introduction of annual equity grants for executive officers in the form of stock options, performance units and restricted stock units. These changes are further described below and were implemented for 2011 compensation.

  •
  Redesigning the short-term incentive compensation program to improve performance orientation by providing opportunities for above target payouts if the Company exceeds its Adjusted OIBDA targets. This is also detailed below and was implemented for 2011 compensation.

  •
  The adoption of share ownership requirements for executive officers effective in 2011.

Components of Compensation

        Based on the above-stated objectives and philosophies, our Compensation Committee has structured our Named Executive Officers' total annual compensation as a combination of base salary, short-term incentive compensation, long-term equity incentive compensation and benefits to motivate these officers to achieve our goals and to reward the achievement of those goals as described below.

  •
  Base salary and benefits are designed to attract and retain highly qualified individuals.

  •
  Annual short-term incentive compensation awards under the SEIPs are designed to focus our chief executive officer and our executive chairman on annual budgeted financial results and implementation or achievement of specific strategic and operational initiatives.

  •
  Annual short-term incentive compensation awards for the Other Named Executive Officers are designed to focus these individuals on performance of financial goals in line with the annual budget, as well as successful completion or progress towards completion of initiatives in areas within their control, and to reward outstanding individual performance.

  •
  Long-term equity incentives are designed to increase stockholder value, reward overall performance and encourage the retention of the Named Executive Officers by providing additional opportunities for them to participate in the ownership of the Company and its future growth. Historically, long-term equity incentive grants were made to Named Executive Officers every three to five years in the form of stock options. Beginning in 2011, as a result of the redesign of the long-term equity incentive program, and pursuant to the amendment to the Iron Mountain Incorporated 2002 Stock Incentive Plan, or the 2002 Plan, approved by stockholders in 2010, we expect to make annual grants to executives and have introduced additional equity vehicles to the grant mix, including performance units and restricted stock units, as further described below.

  •
  We offer competitive retirement and welfare benefit programs aimed at attracting and retaining highly qualified individuals. Our 401(k) Plan allows our Named Executive Officers to contribute up to 25% of their "plan" compensation, subject to certain limits imposed by the Internal Revenue Code of 1986, as amended, or the Code, and that result from nondiscrimination testing. Under our 401(k) Plan, we generally match 50% of the first 4% of compensation contributed by our Named Executive Officers up to $4,900, subject to other limits that may result from nondiscrimination testing required under applicable Internal Revenue Service rules.

  •
  Our Executive Deferred Compensation Plan allows our Named Executive Officers to defer some of their base salary and/or cash incentive compensation in amounts in excess of the amounts they can defer under our 401(k) Plan. This plan is intended to encourage the continued employment of the participating employees, who are largely responsible for our success, and to facilitate the recruiting of executive officers and other highly compensated employees required for our continued growth and profitability.

  •
  The Iron Mountain Incorporated 2003 Employee Stock Purchase Plan, or ESPP, provides all of our U.S. employees with the opportunity to acquire an equity interest in the Company by providing favorable terms upon which they may purchase our Common Stock.

  •
  Employees are automatically enrolled in group term life insurance, a benefit offered to U.S. employees, including the Named Executive Officers (with the exception of Mr. Duale). Mr. Duale participates in an international based life insurance plan.

        Mr. Duale, president, Iron Mountain International, receives additional benefits that are customary for executives in Europe with global responsibilities as more fully discussed under the "—Employment Agreements with Mr. Brennan and Mr. Duale" section of this Proxy Statement.

Benchmarking

        The comparison to market benchmark data serves as one component of the Company's annual review of all elements of compensation for our Named Executive Officers. Although the Company's compensation philosophy is to be aligned with the 50th percentile of the market, actual executive compensation may be different depending on such factors as the officer's experience and tenure in the position or with the Company. Adjustments to compensation can also be the result of our annual performance processes that incorporate the Company's performance and the officer's performance rating.

Base Salary

Average Annual Merit Increase

        In the third quarter of each year, the Compensation Committee reviews management's recommendation for Company-wide average annual merit increases for all employees for the upcoming calendar year. This average increase has been used as a guideline by managers and the Compensation Committee when determining merit increases for employees and officers. Actual merit increases are influenced by employees' performance ratings that result from the Performance and Compensation Excellence, or PACE, program, the Company's global pay-for-performance program designed to differentiate and reward top performers in the Company. Employees who achieve ratings of "exceed expectations" or "outstanding" are generally awarded merit increases above the approved Company-wide average annual merit increase. While the Other Named Executive Officers have been evaluated in accordance with the PACE program, the performance of our chief executive officer and executive chairman are measured based on the process described on page [    •    ] of this Proxy Statement. For 2010, the Company-wide average annual merit increase was 3%.

        Beginning in 2011, the Compensation Committee intends to primarily consider relevant market benchmark data when determining base salaries for Named Executive Officers. The total average merit increase for the Company may be taken into consideration but will not be a primary driver in determining base salary changes for Named Executive Officers.

Other Named Executive Officers' Base Salary

        For 2010, our Compensation Committee reviewed and approved recommendations made by the chief executive officer for base salaries for the Other Named Executive Officers. The Named Executive Officer base salaries are targeted to be in line with the market 50th percentile. In making recommendations for 2010 base salary for the Other Named Executive Officers, the chief executive officer also analyzed each officer's salary in light of the Company's performance, the individual's annual PACE program performance rating, the Company-wide average annual merit increase, other compensation components offered by the Company and the experience and expected future contributions of such Named Executive Officers. In recommending 2011 base salaries for the Other Named Executive Officers, the chief executive officer considered all of the factors listed above, other than the Company-wide merit increase.

        In 2009, Mr. Duale's base salary was at the 75th percentile of similarly situated officers at the International Revenue Peer Group companies, largely due to his depth of experience in leading international businesses prior to joining the Company and the commensurate entry compensation that was offered to Mr. Duale when he joined the Company. Based upon the Company's philosophy of targeting our Named Executive Officer's base salaries to be in line with the market 50th percentile, and despite his excellent rating in the PACE program for his 2009 performance, the chief executive officer did not recommend any further changes in Mr. Duale's base salary for 2010.

        In March 2010, Mr. McKeon's base salary was increased by 6.0% due to his annual employee rating in the PACE program for his 2009 performance. The recommended merit increase for 2010 was aligned with the average merit increase for those employees similarly rated in the PACE program. Mr. McKeon's base salary for 2010 remained in line with the 50th percentile for similarly situated officers at the Custom Peer Group companies.

        In March 2010, Mr. Ebbighausen's base salary was increased by 15.6% due to his annual employee rating in the PACE program for his 2009 performance and to bring his salary in line with other executives in roles similar in scope. In 2010, Mr. Ebbighausen's 2010 base salary was in line with the 75th percentile of similarly situated officers at the Custom Peer Group companies, reflective of his vast experience and significant scope of responsibility.

Chief Executive Officer and Executive Chairman Base Salary

        For Mr. Brennan's 2010 base salary, our Compensation Committee considered the Company's and Mr. Brennan's individual performance, the base salary of chief executive officers at the Custom Peer Group companies and the Company-wide average merit increase. The Compensation Committee recommended to the Board that Mr. Brennan's 2010 base salary be increased by 3.0% due to his annual performance assessment conducted by the Compensation Committee for his 2009 performance. In accordance with our target for the Other Named Executive Officers' base salary, our chief executive officer's salary was targeted for, and in 2010 fell in line with, the 50th percentile of similarly situated officers at the Custom Peer Group companies.

        For Mr. Reese's 2010 base salary, our Compensation Committee considered the Company's performance, Mr. Reese's individual performance assessment, and the base salary of similarly situated officers at the Chairman Officer Peer Group companies. Mr. Reese's base salary was unchanged in 2010 following the annual benchmarking to salaries of similarly situated officers at the Chairman Officer Peer Group and his performance assessment. Although we aim to target our Named Executive Officers' salary to be in line with the 50th percentile, benchmarking is less of a factor in setting Mr. Reese's base due to the difficulty in finding a true peer group for Mr. Reese. The Compensation Committee recommended Mr. Reese's base salary stay at its current level for 2010, putting his base salary in line with the 75th percentile of similarly situated officers at the Chairman Officer Peer Group companies. The Compensation Committee made this recommendation due to Mr. Reese's extensive experience with the organization and the scope of his role as the executive chairman of the Company.

        Consistent with typical market practice, our chief executive officer and executive chairman have significantly higher base salaries than the Other Named Executive Officers. This is due primarily to the greater responsibility, experience and oversight duties of these officers as compared to the Other Named Executive Officers and in part due to our efforts to keep the base salary of all of our Named Executive Officers in line with the 50th percentile of the market. Mr. Duale, president, Iron Mountain International, has a reported base salary higher than Messrs. Ebbighausen and McKeon due to the benchmarking of his compensation against executive profiles with similar international roles and responsibilities.

Performance-Based Incentive Compensation

Short-Term Incentive Compensation of Executive Chairman and Chief Executive Officer

        Each year, our Compensation Committee establishes in writing the performance goals for our chief executive officer and executive chairman under the 2006 SEIP and the 2003 SEIP, respectively. Two-thirds of the incentive compensation governed by each SEIP is based on the achievement of budgeted financial objectives, and the remaining one-third is based on achievement of individual goals and objectives.

        The purpose of the SEIPs is to align the interests of the chief executive officer and the executive chairman with the interests of stockholders. In addition, the SEIPs allow annual short-term incentive compensation paid to the chief executive officer and the executive chairman to be tax deductible by the Company under Section 162(m) of the Code, as discussed on page [    •    ] of this Proxy Statement. One hundred percent of the short-term performance-based incentive compensation available to an executive under the relevant SEIP may be paid only if all established objectives are fully achieved.

        The 2006 SEIP was amended in 2010 so that the maximum annual performance based incentive compensation for Mr. Brennan for 2011 could be the lesser of 300% of his annual base salary or $3,500,000 (increased from the lesser of 125% of his annual base salary or $1,500,000, which was in effect for his 2010 compensation). For 2010, the Compensation Committee established the target short-term incentive compensation opportunity at 150% of base salary for the chief executive officer, whether under the 2006 SEIP or otherwise.

        Although the Compensation Committee determined that the maximum annual short-term incentive compensation achievable under the 2003 SEIP for the executive chairman should remain at 150% of his base salary for 2010, the Committee set his 2010 target annual short-term incentive compensation opportunity at 112.5% of his base salary, a decrease from 150% in 2009.

        For 2010, the budgeted financial objectives for each of the chief executive officer and the executive chairman were gross revenue and Adjusted OIBDA (defined as operating income before depreciation, amortization and gains/losses on the disposal/write down of property, plant and equipment, net). Additional information about Adjusted OIBDA, along with reconciliations to the most directly comparable GAAP financial measures, Operating Income and Net Income (Loss), are provided in Items 6 and 7 of the Company's Annual Report on Form 10-K for the year ended December 31, 2010. The Company believes that gross revenue and Adjusted OIBDA are each valuable measures to evaluate the operating performance of our business and, in particular, we use Adjusted OIBDA as the basis for evaluating the performance of and allocating resources to our operating segments. For 2010, individual goals and objectives included strategic and organizational initiatives that the Compensation Committee determined were important to the organization, including but not limited to objectives related to return on invested capital. All performance goals under each SEIP are defined in the first quarter of the year and approved by the Compensation Committee, following consultation by the Compensation Committee with the other independent members of the Board.

        The targets for the chief executive officer's and executive chairman's short-term incentive compensation in 2010 were set at levels that we believed were appropriate given our desired return on investment, growth rates and industry dynamics, and were challenging but reasonably attainable. For 2010, both the chief executive officer's and the executive chairman's minimum financial targets under the SEIPs were (a) $3.177 billion gross revenue and (b) $923 million Adjusted OIBDA.

        The calculation of the amount paid under each SEIP is as follows: one-third of the SEIP payment is based upon the Company's achievement of the gross revenue target; one-third of the SEIP payment is based upon the Company's achievement of the Adjusted OIBDA target; and the remaining one-third is based upon achievement of the individual goals and objectives, including ROIC, and other strategic and operational goals reviewed and approved by the Compensation Committee. Payouts under the

SEIPs with respect to the achievement of the gross revenue and Adjusted OIBDA targets is zero unless at least 97.5% of the financial target is achieved. If the achievement of a specified financial target is between 97.5% and 100%, the payout ranges from 4% to 100% depending on the level of achievement.

        For 2010, each of our chief executive officer and our executive chairman achieved 33.3% of the target potential under the 2006 SEIP and 2003 SEIP, respectively, due to his satisfactory achievement of his individual goals and objectives. Mr. Brennan's individual goals and objectives included ROIC metrics, strategy definition and advancement and key executive hiring, and Mr. Reese's individual goals and objectives included ROIC metrics, providing assistance with corporate strategy, and representing the company at external events. The Company did not achieve the minimum gross revenue or Adjusted OIBDA threshold performance required for the chief executive officer or the executive chairman to receive a payout related to those financial metrics.

Short-Term Incentive Compensation for Other Named Executive Officers

        We have short-term incentive compensation arrangements for our Other Named Executive Officers that are similar to those utilized for the chief executive officer and executive chairman. Short-term incentive compensation opportunities are expressed as a percentage of each Named Executive Officer's base salary. For 2010 these percentages were 100% of base salary for Mr. McKeon and Mr. Ebbighausen and 80% of base salary for Mr. Duale. These target short-term incentive compensation opportunities for 2010 were informed by comparison to the market data described above. Mr. Duale's target short-term incentive compensation opportunity is a lower percentage of his base salary than Mr. McKeon's and Mr. Ebbighausen's due to his higher base salary and the market practice for his role.

        Achievement of the targeted opportunity is based upon the Company's performance against targeted financial goals, the executive's performance rating under the PACE program and personal performance against the individual goals and objectives of the respective Named Executive Officer. The chief executive officer manages the establishment of goals and objectives and relevant financial targets for the Other Named Executive Officers. For 2010, gross revenue and Adjusted OIBDA were set as the financial goals for the Other Named Executive Officers in addition to an individual goals and objectives component for each Other Named Executive Officer defined for areas within their control (similar to the SEIPs). The individual goals and objectives component included items such as the development and execution of business, organizational and marketing strategies to increase gross revenue and Adjusted OIBDA growth. Each of the Other Named Executive Officers' financial targets related to the segment in which he operated. Mr. Duale's financial targets were based on gross revenue and Adjusted OIBDA of Iron Mountain International. Mr. McKeon's financial targets were the same as the chief executive officer's and executive chairman's financial targets for 2010. Mr. Ebbighausen's financial targets were based on gross revenue and Adjusted OIBDA of the North American business segment and also included the gross revenue performance of the Company overall. Our objective is to focus the entire team on achieving financial goals that are aligned. The financial goals and the individual goals are each assigned a specific weight, which is detailed in the table below entitled, "Payouts of Short-Term Incentive Compensation." In 2010 at least two-thirds of each Named Executive Officer's targeted opportunity was based on gross revenue and Adjusted OIBDA financial targets. Short-term incentive compensation payouts with respect to the achievement of gross revenue and Adjusted OIBDA targets is zero unless a minimum of 97.5% of the financial target is achieved or 96% in the case of financial targets related to Iron Mountain International. If the achievement of a specified financial target is above these minimums, the payout ranges from 4% to 100% depending on the level of achievement.

        Individual goals and objectives were aimed at focusing each officer's attention in areas where that officer has the most potential for impacting the Company's performance, and we believe these targets were reasonably attainable if the officers performed to their potential. Milestones for the achievement of each Named Executive Officer's individual goals were approved by the chief executive officer in early 2010 and subsequently used to objectively measure performance. In early 2010, the chief executive officer shared a summary of the Other Named Executive Officers' goals with the Compensation Committee, which subsequently supported them.

        As described below, each of the Other Named Executive Officers satisfied or exceeded his 2010 individual goals and objectives but received less than 100% of his target short-term incentive compensation opportunity for 2010 because of the financial performance of the business:

  •
  Mr. Duale realized 89.7% of his target short-term incentive compensation opportunity for the period of January through December 2010 as a result of Iron Mountain International exceeding its minimum gross revenue and Adjusted OIBDA targets of $721.5 and $149.7 million, respectively, and Mr. Duale achieving 100% of his individual goals and objectives for such period. Mr. Duale's individual goals and objectives included leading initiatives to drive profitable growth and talent and team development.

  •
  Mr. Ebbighausen realized 31.3% of his target short-term incentive compensation opportunity. The Company did not achieve the minimum gross revenue threshold performance of $3.177 billion at the Corporate level or the minimum gross revenue or Adjusted OIBDA threshold performance of $2.137 billion and $861 million, respectively at the North American level required for Mr. Ebbighausen to receive a payout related to those financial metrics. He achieved 125% of his individual goals and objectives, which included leadership of a go-to-market initiative, building product management capability, and talent development. In addition, Mr. Ebbighausen's overachievement of his individual goals reflects his assumption of responsibility for the Digital business during 2010.

  •
  Mr. McKeon realized 36.7% of his target short-term incentive compensation opportunity. The Company did not achieve its minimum gross revenue or Adjusted OIBDA targets of $3.177 billion and $923 million, respectively, required for Mr. McKeon to receive a payout related to those financial metrics. He achieved 110% of his individual goals and objectives, which included ROIC improvement, operational excellence and talent development.

        In determining whether the budgeted financial targets are achieved, the Compensation Committee has discretion to exclude items it determines to be unusual and non-recurring. For purposes of the annual payouts to Mr. Duale in 2010, items totaling $9.4 million related to litigation and severe and unplanned business disruptions in connection with the Chilean earthquake were excluded from the Adjusted OIBDA result and $2.3 million was excluded from the gross revenue result related to severe and unplanned business disruptions in connection with the Chilean earthquake. No adjustments were made in connection with the achievement results for the other Named Executive Officers.

        The following table sets forth certain information relating to the payouts of short-term cash incentive compensation to the Named Executive Officers during the year ended December 31, 2010.

Payouts of Short-Term Incentive Compensation

			2010 Target Opportunity			2010 End-of-Year Performance and Payout
		2010 Base Salary Earnings ($)
							Target Weighting (%)	End-of-Year Achievement (%)	Payout ($)
Named Executive Officer			(%)	($)		Measure & Scope
Robert T. Brennan		$919,731	150.0%	$1,379,597	(a)	Revenue (Corporate)	33.3%	0.0%	$—
					(b)	Adjusted OIBDA (Corporate)	33.3%	0.0%	$—
					(c)	Individual Goals & Objectives	33.3%	100.0%	$459,957

						Total 2010 Payout			$459,957
Brian P. McKeon		$508,097	100.0%	$508,097	(a)	Revenue (Corporate)	33.3%	0.0%	$—
					(b)	Adjusted OIBDA (Corporate)	33.3%	0.0%	$—
					(c)	Individual Goals & Objectives	33.3%	110.0%	$186,339

						Total 2010 Payout			$186,339
C. Richard Reese		$850,000	112.5%	$956,250	(a)	Revenue (Corporate)	33.3%	0.0%	$—
					(b)	Adjusted OIBDA (Corporate)	33.3%	0.0%	$—
					(c)	Individual Goals & Objectives	33.3%	100.0%	$318,814

						Total 2010 Payout			$318,814
Marc A. Duale	(1)	$687,264	80.0%	$549,811	(a)	Revenue (International)	27.0%	62.0%	$92,038
					(b)	Adjusted OIBDA (International)	40.0%	100.0%	$219,924
					(c)	Individual Goals & Objectives	33.0%	100.0%	$181,438

						Total 2010 Payout(1)			$493,401
	(2)	$110,302	60.0%	$66,181	(a)	Revenue (Europe)	27.0%	100.0%	$17,869
					(b)	Adjusted OIBDA (Europe)	40.0%	100.0%	$26,473
					(c)	Individual Goals & Objectives	33.0%	100.0%	$21,840

						Total 2010 Payout(2)			$66,181
Harold E. Ebbighausen		$465,500	100.0%	$465,500	(a)	Revenue (Corporate)	25.0%	0.0%	$—
					(b)	Revenue (North America)	10.0%	0.0%	$—
					(c)	Adjusted OIBDA (North America)	40.0%	0.0%	$—
					(d)	Individual Goals & Objectives	25.0%	125.0%	$145,469

						Total 2010 Payout			$145,469

(1)
Mr. Duale's short-term incentive compensation includes two measurement periods due to the transition of Iron Mountain Europe from an October fiscal year-end to a calendar fiscal year. The amounts listed in this row reflect the period of January 2010 through December 2010.

(2)
The amounts listed in this row reflect the period of November 2009 through December 2009, which was not previously reported as compensation in 2009 and is included as Non-Equity Incentive Plan Compensation for 2010 due to the transition of Iron Mountain Europe from an October fiscal year-end to a calendar fiscal year in 2010. The total 2010 payout listed reflects Iron Mountain Europe exceeding its minimum gross revenue and Adjusted OIBDA targets of $89.8 million and $14.4 million, respectively, and Mr. Duale's achievement of 100% of his individual goals and objectives for this period.

Changes to Short-Term Annual Incentive Compensation for 2011

        During the peer benchmark reviews completed in 2010, a competitive gap to market was highlighted in the Company's short-term incentive program. That gap was the lack of upside opportunity if the Company exceeds expectations on financial performance. The Compensation Committee discussed this gap and the need to deliver competitive cash compensation when superior results are achieved. The Compensation Committee also discussed the recurring nature of the Company's revenue and the benefit of overachievement to future year results. Based on this analysis and discussion, the Compensation Committee approved a modification to the short-term incentive program that allows for an increase over the target payout when the Company exceeds the financial targets for the relevant fiscal year. Previously, a Named Executive Officer's target payout could be increased for overachievement of individual goals and objectives (by up to 150% of that component of the officer's goals), but overachievement of Company financial targets would not increase payout under the short-term incentive program, other than in the case of the revenue target for our International business, which in 2010 provided for the payment of up to 150% of the target amount for achievement of greater than 103% of the target. This modification was approved for 2011 plan designs with a potential payout beginning in 2012.

Long-Term Equity Compensation

        For newly-hired or promoted executive officers, recommended equity incentive awards are made during the next scheduled quarterly Compensation Committee meeting following his or her hire or promotion date. The Compensation Committee approves all equity incentive awards, including awards made to newly hired or promoted employees. When our Compensation Committee makes determinations about the amount and type of equity incentives to award to Named Executive Officers, the decision is based on a number of factors including: (1) the amount and terms of equity incentives granted in the market benchmark data; (2) chief executive officer recommendations; (3) the amount and type of equity incentives previously granted to each Named Executive Officer; (4) the value of and the complexity of the duties performed by each Named Executive Officer; (5) each such officer's performance rating; (6) the amount of time since each such officer's last equity incentive award; (7) our guidelines for granting such awards and (8) the total and average grant values for members of the Named Executive Officers internal peer group.

        The Compensation Committee reviews recommendations of award amounts for the Other Named Executive Officers proposed by the chief executive officer based upon the above-described factors. The Compensation Committee then considers the same factors in recommending the awards for the chief executive officer and the executive chairman, which are then approved by the full Board. Other than Mr. Reese, none of our Named Executive Officers received long-term equity compensation in 2010.

        Because the schedule for consideration of option awards by the Compensation Committee and our Board is determined at quarterly meetings generally scheduled many months in advance, the proximity of any grants to earnings announcements or other market events is coincidental.

Long-Term Equity Compensation for the Executive Chairman

        The Compensation Committee reviews the scope and compensation of the role of executive chairman annually. Our Compensation Committee, after consultation with Mr. Reese, historically concluded that the grant of equity compensation to Mr. Reese would likely not result in meaningfully greater incentive for him due to his already significant shareholdings in the Company. Additionally, but to a lesser extent, Mr. Reese determined, and the Compensation Committee agreed, that when he was chief executive officer, options and other equity compensation that might otherwise be awarded to Mr. Reese were more effectively used for the benefit of stockholders by awarding them to employees other than Mr. Reese, and our Compensation Committee relied primarily on cash for his compensation. Due to the changing nature of the duties, responsibilities and compensation attendant to the role of executive chairman and the fact that we have a chief executive officer in addition to this role, the Compensation Committee believes that awarding equity grants to Mr. Reese as compensation for his performance as our executive chairman and reducing the cash portion of his compensation is a good use of equity and allows the Company to use cash in other ways. In March 2010, the Compensation Committee approved, after consultation with independent members of the Board, a stock option grant to Mr. Reese to purchase 58,117 shares with an aggregate grant date fair value of $502,784 calculated based on the Black-Scholes option pricing model.

Changes to Long-Term Equity Incentive Compensation Programs to be Implemented for 2011 Compensation

        The Compensation Committee annually reviews the value of the grants awarded under the long-term incentive program to ensure that the value remains in line with the Company's granting objectives of rewarding performance and driving retention. In addition, in the comprehensive review of compensation practices that was initiated in 2009 and completed in 2010, management and the Compensation Committee evaluated the competitiveness, performance orientation and stockholder alignment of the equity vehicles, grant practices, vesting schedules, and grant frequency of our long-term incentive program. As a result of this review, the Compensation Committee approved several changes to our long-term equity incentive compensation program.

        Beginning in 2011, the Named Executive Officers are eligible to receive annual grants under the long-term equity incentive compensation program. For 2011, grants made to Named Executive Officers consisted of a combination of (1) stock options; (2) restricted stock units, or RSUs, and (3) performance units, or PUs. The grants for each Named Executive Officer were based on market benchmarking and an assessment of each individual's performance, long-term potential and criticality of the role to the Company. The Compensation Committee determined that for 2011, grants to the Named Executive Officer would be comprised of 40% stock options, 20% RSUs and 40% PUs. The Compensation Committee made grants to Named Executive Officers one year earlier than intended when the 2007 grants were made, in recognition of the fact that the historical equity grants to Named Executive Officers are largely out-of-the money options, and believes that a grant in 2011 is important for retention purposes. The Compensation Committee believes that a mix of stock options, RSUs and PUs conserves share usage under the Company's 2002 Plan and provides a strong balance between risk and reward for equity plan participants. The program is aimed at rewarding long-term stockholder value created through the rising market value of our Common Stock resulting from the Company's sustained long-term efforts. The Compensation Committee will annually review the Company's equity mix and grant practices to ensure the best approach for the Company and its stockholders.

  Performance Units

        PU awards made to Named Executive Officers in 2011 are based on the Company's performance against annual revenue growth and ROIC targets. The range of payout is zero to 150% of the target number of PUs, which was determined based on the fair market value of the Company's Common Stock on the date of grant. The number of PUs earned will be determined by the Company's actual performance at the end of the one-year performance period and the award will be settled in shares of the Company's Common Stock, subject to vesting three years from the date of the original grant.

  Stock Options/Restricted Stock Units

        Stock options granted to Named Executive Officers under the new long-term equity incentive compensation program are expected to be granted annually, beginning in 2011, at an exercise price equal to the fair market value of our Common Stock on the date of grant. Stock options will vest ratably over a three-year period following the grant. RSUs will also vest ratably over three years.

        The table below sets forth the grants approved for Named Executive Officers in 2011. The equity grant made to our executive chairman in 2011 was 100% in the form of stock options because the Compensation Committee believes that stock options more appropriately align with his unique role at this time, which is focused on the Company's long-term growth strategy. These grants will be disclosed in the Grants of Plan-based Awards Table and described in more detail in our proxy statement relating to our 2012 annual meeting of stockholders.

Named Executive Officer	Economic Grant Value(1)	Equity Mix
Robert T. Brennan	$2,500,000	$1,000,000 performance units
		$1,000,000 stock options
		$500,000 restricted stock units
Brian P. McKeon	$900,000	$360,000 performance units
		$360,000 stock options
		$180,000 restricted stock units
C. Richard Reese	$500,000	$500,000 stock options
Harold E. Ebbighausen	$900,000	$360,000 performance units
		$360,000 stock options
		$180,000 restricted stock units
Marc A. Duale	$450,000	$180,000 performance units
		$180,000 stock options
		$90,000 restricted stock units

(1)
Economic grant value is translated into a number of stock options, RSUs or PUs, as the case may be, as follows: (a) based on the average of the high and low stock price on the date of grant for PUs and RSUs and (b) based on the Black-Scholes pricing model for options.

Executive Stock Ownership Guidelines

        In December 2010, the Company adopted stock ownership guidelines which require that certain executive officers achieve and maintain ownership of our Common Stock at or above a prescribed level. The Company established this program to help align long-term interest of officers with stockholders. The guidelines require certain executive officers to own and retain Common Stock of the Company, exclusive of unexercised stock options and unearned or unvested RSUs and PUs, having a value equal to the multiple of annual base salary for such officers stated below:

Chief Executive Officer and Executive Chairman	3 times annual base salary
Executive Vice Presidents reporting directly to the Chief Executive Officer	1 times annual base salary

        Compliance is measured by multiplying the number of shares owned at the close of business on October 1 of each year by the average closing price per share of the Company's Common Stock, based on each trading day's closing price as reported on the NYSE, over the 60 calendar days preceding the date of calculation. The guidelines do not limit the transfer of, or require retention of, shares of Common Stock that were outstanding as of the date of adoption of the guidelines or that are issued under any equity awards outstanding as of such date. Whenever a covered executive does not meet the above minimum ownership threshold, such executive is required to retain an amount equal to 50% of the net shares received as a result of the vesting of RSUs or PUs. "Net shares" are those shares that remain after shares are sold or netted to pay withholding taxes and any purchase price. Because executives must retain a percentage of shares resulting from the vesting of RSUs or PUs until they achieve the minimum share ownership threshold, there is no minimum time period required to achieve the stock ownership guidelines.

Vesting and Other Conditions on Equity Grants

        Our Compensation Committee has imposed vesting and other conditions on awards of Common Stock or grants of options or other long-term equity vehicles such as PUs and RSUs because it believes that time-based and performance-based vesting encourages recipients to build stockholder value over a long period of time.

        However, unvested stock options and other awards granted under the respective plan will vest immediately should an employee be terminated by the Company, or terminate his or her own employment for "good reason" (as defined below), in connection with a "vesting change in control" (as defined below) within 14 days prior or 12 months after such vesting change of control, or the Relevant Period. This provision applies to all outstanding options held by employees of the Company, including Named Executive Officers.

        A "vesting change of control" is generally defined to include, among other things: (1) a sale of the Company or substantially all of its assets; (2) the acquisition by a person or group of securities representing 50% or more of the voting power of the Company's securities entitled to vote in the election of directors; or (3) a change in composition of the Board over a period of time, resulting in a majority of new directors serving on the Board whose nomination was not approved by two-thirds of the existing directors.

        "Good reason" for this purpose is generally defined to include: (1) a diminution in the total annual compensation or material diminution in benefits the employee is eligible to receive; or (2) a requirement by the Company that the participant be based at an office that is greater than 50 miles from the location of the employee's office immediately prior to the vesting change in control.

        In 2008, the Compensation Committee offered Messrs. Brennan and McKeon additional protection in the event of a vesting change in control, due to the scope of their respective roles and the likelihood that each could experience a diminution of duties subsequent to a vesting change in control. Therefore, the Company entered into Change in Control Agreements with Messrs. Brennan and McKeon pursuant to which all of their currently outstanding or future granted options or other equity awards include an additional component to the term "good reason" that could result in an acceleration of options if he were to terminate his employment within the Relevant Period following a vesting change in control. The additional element is a material diminution in the responsibilities or title or position with the Company and/or the assignment of duties and responsibilities that are generally inconsistent with Mr. Brennan's or Mr. McKeon's position, as the case may be, with the Company immediately prior to the vesting change in control.

Employment Agreements with Mr. Brennan and Mr. Duale

        The Company entered into an Employment Agreement in August 2008, or the Agreement, with Mr. Brennan in connection with his assumption of the role of chief executive officer. The Compensation Committee structured the Agreement following consultation with other members of the Board and following a review of detailed benchmarking data regarding employment agreements for chief executive officers for similarly sized publicly traded companies. The benchmarking data focused on specific elements contained in employment agreements for chief executive officers. A broad sample was utilized to garner an understanding of key trends in the employment agreements of chief executives as well as in response to specific inquiries made by the Compensation Committee and the Board. The Compensation Committee believed that the establishment and terms of the Agreement were comparable with those of similar agreements for chief executive officers of the benchmark data described above.

        Pursuant to the Agreement, Mr. Brennan received an initial annual base salary of $900,000 for his role as our chief executive officer. The Agreement specifies that Mr. Brennan is eligible to earn an annual bonus in accordance with the terms and conditions of the 2006 SEIP. The Agreement also provides for severance benefits as described under the "Termination and Change of Control Arrangements" section of this Proxy Statement.

        In December 2009, the Company entered into an employment agreement with Mr. Duale in connection with his employment as president, Iron Mountain International. Mr. Duale has had an employment contract with the Company since his initial hiring in May 2006 due to the customary nature of such agreements for executives in Europe where he works. In December 2010, Mr. Duale's employment agreement was assigned to the Company's Luxembourg subsidiary. In addition to base salary and short-term incentive compensation, Mr. Duale also receives a car allowance, a corresponding insurance supplement and a corresponding allowance for fuel costs, as well as life insurance and reimbursement for tax advisory services. The employment agreement has no fixed term and is terminable by either party. The Company agrees to give Mr. Duale at least four months' notice of termination. Should Mr. Duale's service in this role extend beyond five years additional notice of three months is required. The agreement also provides for certain payments upon termination of his employment as described under the "Termination and Change of Control Arrangements" section of this Proxy Statement. We believe these benefits are customary for similar executives in Europe.

        No other executive, except for Mr. Brennan and Mr. Duale, currently has an employment agreement. We do not have any agreements with executives that provide for excise tax gross-up payments.

Executive Compensation Clawback and Prohibition on Hedging

        In order to ensure that the Company has the ability to recoup incentive compensation obtained through actions on the part of management which may prove detrimental to the Company, incentive compensation may be recovered at the discretion of the Board if an executive officer has engaged in fraudulent or other intentional misconduct and the misconduct resulted in a material inaccuracy in the Company's financial statements or performance metrics which affect such executive officer's compensation. Our Insider Trading Policy provides that directors and officers are prohibited from engaging in short-term or speculative transactions involving Iron Mountain securities, such as short sales, buying or selling puts or calls and hedging transactions.

Tax Considerations

        As previously described, Section 162(m) of the Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the principal executive officer (in our case, the chief executive officer) and certain other executive officers, to the extent that this compensation is not "performance-based" within the meaning of Section 162(m) of the Code. Our Compensation Committee's general policy, subject to all the relevant circumstances, is to attempt to structure our compensation arrangements to maximize deductions for federal income tax purposes. In connection with the compensation packages of Messrs. Reese and Brennan, the Board adopted and the stockholders approved the 2003 SEIP and the 2006 SEIP, respectively, in part to maximize the deductibility of compensation paid to Messrs. Reese and Brennan. In addition, each SEIP provides a vehicle by which the Compensation Committee establishes specific annual performance goals and objectives for each of these two officers. Our Compensation Committee believes that the performance incentives established pursuant to the SEIPs are appropriate to maintain a competitive compensation package for Messrs. Reese and Brennan while achieving the goals of alignment of our most senior officers with the interests of the Company and favorable tax treatment. In addition, our equity compensation plans (other than our ESPP) are generally designed to ensure that compensation arising on the exercise of an option or stock appreciation right satisfies the "performance-based" exception and therefore is always fully deductible. Other forms of equity and cash awards available under the 2002 Plan are designed to be eligible for the performance-based exception, to the extent the Compensation Committee satisfies the applicable requirements such as basing payments on stockholder-approved performance goals and taking certain actions on a timely basis.

Compensation Committee Report on Compensation Discussion and Analysis

        We, the members of the Compensation Committee of the Company, have reviewed and discussed the Compensation Discussion and Analysis with the Company's management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.

COMPENSATION COMMITTEE
CLARKE H. BAILEY, Chairman KENT P. DAUTEN MICHAEL W. LAMACH

 COMPENSATION TABLES

        The following table provides certain information concerning compensation earned by the Named Executive Officers during the years ended December 31, 2008, 2009 and 2010.

Summary Compensation Table for 2008, 2009 and 2010

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Robert T. Brennan	2010	$919,731	$—	$—	$459,957	$40,529	$1,420,217
President and Chief	2009	$900,000	$—	$—	$750,038	$26,418	$1,676,456
Executive Officer	2008	$813,430	$128,444	$3,548,651	$683,294	$32,741	$5,206,560
Brian P. McKeon	2010	$508,097	$—	$—	$186,339	$11,340	$705,776
Executive Vice	2009	$481,101	$—	$—	$320,750	$9,272	$811,123
President and	2008	$461,509	$—	$—	$387,668	$10,048	$859,225
Chief Financial
Officer
C. Richard Reese	2010	$850,000	$—	$502,784	$318,814	$14,764	$1,686,362
Executive Chairman	2009	$850,000	$—	$759,864	$850,043	$13,264	$2,473,171
of the Board	2008	$911,615	$—	$—	$2,297,270	$14,058	$3,222,943
Marc A. Duale	2010	$797,566	$—	$—	$559,582	$44,094	$1,401,242
President, Iron	2009	$643,316	$—	$—	$318,609	$22,159	$984,084
Mountain	2008	$746,799	$—	$—	$213,286	$26,534	$986,619
International(4)
Harold E. Ebbighausen	2010	$465,500	$—	$—	$145,469	$16,044	$627,013
President, North	2009	$413,154	$—	$—	$268,550	$10,702	$692,406
America	2008	$368,897	$—	$699,309	$321,678	$13,799	$1,403,683

(1)
The amounts reported in the "Option Awards" column reflect the aggregate grant date fair value of stock options granted in the year indicated computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 2 to the Company's Consolidated Financial Statements included in the Company's Annual Reports on Form 10-K for the years ended December 31, 2008, 2009 and 2010. These amounts were not paid to or realized by the officer in the year indicated.

(2)
Amounts included in the "Non-Equity Incentive Plan Compensation" column reflect amounts paid to Mr. Reese under the 2003 SEIP, to Mr. Brennan under the 2006 SEIP and non-equity incentive compensation paid to the Other Named Executive Officers based on the achievement of selected gross revenues, EBITDA (earnings before interest, taxes, depreciation and amortization, OIBDA (operating income before depreciation and amortization) and Adjusted OIBDA targets and other corporate goals, as appropriate and depending on the applicable year. Non-equity incentive compensation awards are calculated based on the individual's base salary earnings before any deductions or deferrals, such as 401(k) contributions or deferred compensation plan contributions.

(3)
All Other Compensation includes 401(k) Plan Company match, income on premiums paid with respect to group term life insurance, or GTLI, parking fees paid, the Company-paid portion of direct expenses related to spousal travel for attendance at business events, tax gross ups associated with personal travel expenses, personal use of the Company-leased aircraft, payments for home security, recognition gift cards, plus amounts paid to Mr. Duale, as set forth below. The charts below set forth a more detailed description of All Other Compensation for 2010.

Named Executive Officer	401(k) Match ($)	GTLI ($)	Parking ($)	Home Security ($)	Personal Travel Expenses ($)	Company Leased Aircraft ($)	Tax Gross-Up Payments For Spousal Travel ($)	Other ($)	Total ($)
Robert T. Brennan	$2,538	$1,242	$4,800	$5,479	$3,139	$21,671	$1,460	$200	$40,529
Brian P. McKeon	$4,900	$804	$4,800	$836	$—	$—	$—	$—	$11,340
C. Richard Reese	$4,900	$3,564	$4,800	$—	$1,024	$—	$476	$—	$14,764
Harold E. Ebbighausen	$4,900	$2,144	$4,800	$—	$2,837	$—	$1,364	$—	$16,044

Named Executive Officer	Car Allowance ($)	Fuel Allowance ($)	Medical Insurance ($)	Tax Planning Services ($)	Total ($)
Marc A. Duale	$33,155	$3,315	$5,321	$2,303	$44,094
(4)
Mr. Duale's 2010 salary was converted to US dollars using a conversion rate of €1.00 to $1.3272, which represents the average exchange rate for fiscal year 2010 (Euros to US dollars). The currency in which Mr. Duale was paid also changed as of December 10, 2009, from British Pounds Sterling to Euros. Mr. Duale's 2009 salary reported in US dollars in the table is calculated using (a) a conversion rate of £1.00 to $1.546 and (b) a conversion rate of €1.00 to $1.36, which represent the average exchange rates for fiscal year 2009 (British Pounds Sterling to US dollars and Euros to US dollars, respectively). His 2008 salary was converted to US dollars using a conversion rate of £1.00 to $1.8554, which represents the average exchange rate for fiscal year 2008 (British Pounds Sterling to US dollars). In addition, prior to 2010, Mr. Duale's salary and bonus were based on a fiscal year of November 1 through October 31, which was the fiscal year of our European business, or IME. In January 2010, the fiscal year of IME changed from October 31 to December 31 in order to match the Iron Mountain fiscal year. The values in the table above for 2010 reflect the period of November 1, 2009 through December 31, 2010 and include two months of calendar 2009 as a result of the elimination of the two-month lag in the IME fiscal year.

        The following table sets forth certain information concerning the Grants of Plan-Based Awards to the Named Executive Officers during the year ended December 31, 2010.

Grants of Plan-Based Awards for 2010

					All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)						Grant Date Fair Value of Stock and Option Awards ($)
						Exercise or Base Price of Option Awards ($/Sh)
							Closing Price of Option Awards ($/Sh)
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Robert T. Brennan	n/a	$—	$1,379,597	$1,609,575	n/a	n/a	n/a	n/a
Brian P. McKeon	n/a	$—	$508,097	$592,797	n/a	n/a	n/a	n/a
C. Richard Reese	n/a	$—	$956,250	$1,115,657	n/a	n/a	n/a	n/a
	3/5/2010				58,117	$25.81	$25.83	$502,784
Marc A. Duale(2)	n/a	$—	$615,992	$800,790	n/a	n/a	n/a	n/a
Harold E. Ebbighausen	n/a	$—	$465,500	$523,688	n/a	n/a	n/a	n/a

(1)
The amounts shown in the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" column, subcolumn "Threshold," reflect the minimum payment level under the 2003 SEIP for Mr. Reese, under the 2006 SEIP for Mr. Brennan and under the targets set by the Compensation Committee for all other Named Executive Officers, which is zero for all. The amounts shown in

  "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" column, subcolumn "Maximum," reflect that our plans provide the potential to earn up to 150% of target with respect to the Named Executive Officers' individual goals and in the case of Mr. Duale, up to 150% with respect to his gross revenue target and individual goals. Our plans do not otherwise allow for awards in excess of 100% of target. The "Threshold" and "Maximum" amounts are based on the executive officer's base salary and position in 2010. Non-equity incentive plan awards actually paid by the Company for services rendered in 2010 are reflected in the "Non Equity Incentive Plan Compensation" column of the Summary Compensation Table above.

(2)
Prior to 2010, Mr. Duale's salary and bonus were based on a fiscal year of November 1 through October 31, which was the fiscal year of IME. In January 2010 the fiscal year of IME changed from October 31 to December 31 in order to match the Iron Mountain fiscal year. The values in the table above for 2010 reflect Mr. Duale's bonus potential for the period of November 1, 2009 through December 31, 2010 and include two months of calendar 2009 as a result of the elimination of the two-month lag in the IME fiscal year.

        The amounts in the Summary Compensation Table for 2008, 2009 and 2010 reflect our compensation programs and plans, all of which are developed under our compensation philosophy of "paying for performance." We do not have written employment contracts with any of our Named Executive Officers with the exception of Mr. Brennan and Mr. Duale, whose agreements are described on page [    •    ] of this Proxy Statement. Each element of compensation (salary, non-equity incentive compensation, non-cash incentive compensation and benefits) is designed to work together to help us meet and exceed our long and short-term goals and objectives and reward Named Executive Officers when we and they are successful. Our compensation programs provide the opportunity for the alignment of interests of our Named Executive Officers and directors with those of our stockholders. For a description of the material factors related to an understanding of these amounts, see the section of this Proxy Statement entitled "Compensation Discussion and Analysis."

        The following table sets forth the percentage of each Named Executive Officer's total compensation in 2010 that we paid in the form of base salary and the percentage paid in non-equity incentive awards:

Named Executive Officer	% of total Compensation attributable to salary	% of total Compensation attributable to non-equity incentive award
Robert T. Brennan	64.8%	32.4%
Brian P. McKeon	72.0%	26.4%
C. Richard Reese	50.4%	18.9%
Marc A. Duale	56.9%	39.9%
Harold E. Ebbighausen	74.2%	23.2%

        The following table sets forth certain information with respect to outstanding equity awards held by our Named Executive Officers at December 31, 2010.

 Outstanding Equity Awards at Fiscal Year-End for 2010

	Option Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options: Exercisable (#)(1)	Number of Securities Underlying Unexercised Options: Unexercisable (#)(1)		Option Exercise Price ($)	Option Expiration Date
Robert T. Brennan	376,614	—	(2)	$18.59	4/26/2015
	220,750	147,168	(3)	$27.18	3/1/2017
	110,375	257,542	(4)	$27.18	3/1/2019
	130,229	195,344	(5)	$30.72	6/5/2018
Brian P. McKeon	238,567	159,047	(6)	$27.67	5/23/2017
	21,687	50,606	(7)	$27.67	5/23/2019
C. Richard Reese	70,546	—	(8)	$28.35	6/4/2019
	—	58,117	(9)	$25.81	3/5/2020
Marc A. Duale	120,000	30,000	(10)	$24.83	5/9/2016
	55,187	36,792	(11)	$27.18	3/1/2017
	27,593	64,386	(12)	$27.18	3/1/2019
Harold E. Ebbighausen	7,249	—	(13)	$13.81	3/20/2012
	43,043	—	(14)	$18.59	4/26/2015
	17,260	—	(15)	$28.97	12/7/2015
	32,532	8,134	(16)	$24.59	5/23/2016
	38,631	25,755	(17)	$27.18	3/1/2017
	19,315	45,070	(18)	$27.18	3/1/2019
	28,844	43,267	(19)	$27.74	4/28/2018

(1)
All amounts and exercise prices have been adjusted to reflect prior stock splits in the form of stock dividends.

(2)
Options are completely vested.

(3)
Option to purchase 73,584 shares vested on March 2, 2011. The balance of the option, consisting of 73,584 shares, will vest on March 2, 2012.

(4)
Option to purchase 36,791 shares vested on March 2, 2011. The balance of the option, consisting of 220,751 shares, will vest in two installments of 36,792 shares on March 2, 2012 and March 2, 2013, one installment of 36,791 shares on March 2, 2014 and three installments of 36,792 shares on March 2, 2015, March 2, 2016 and March 2, 2017.

(5)
Option to purchase 195,344 shares will vest in one installment of 65,114 shares on June 5, 2011 and two installments of 65,115 shares on June 5, 2012 and June 5, 2013.

(6)
Option to purchase 159,047 shares will vest in one installment of 79,523 shares on May 24, 2011 and one installment of 79,524 shares on May 24, 2012.

(7)
Option to purchase 50,606 shares will vest in one installment of 7,230 shares on May 24, 2011, two installments of 7,229 shares on May 24, 2012 and May 24, 2013, one installment of 7,230 shares on May 24, 2014 and two installments of 7,229 shares on May 24, 2015 and May 24, 2016 and one installment of 7,230 shares on May 24, 2017.

(8)
Options are completely vested.

(9)
Option to purchase 58,117 shares vested on March 5, 2011.

(10)
Option to purchase 30,000 shares will vest on May 10, 2011.

(11)
Option to purchase 18,396 shares vested on March 2, 2011. The balance of the option will vest in one installment of 18,396 shares on March 2, 2012.

(12)
Option to purchase 9,198 shares vested on March 2, 2011. The balance of the option, consisting of 55,188 shares, will vest in equal installments of 9,198 shares on March 2 of each year from 2012 to 2017.

(13)
Options are completely vested.

(14)
Options are completely vested.

(15)
Options are completely vested.

(16)
Option to purchase 8,134 shares will vest on May 24, 2011.

(17)
Option to purchase 12,877 shares vested on March 2, 2011. The balance of the option, consisting of 12,878 shares, will vest on March 2, 2012.

(18)
Option to purchase 6,439 shares vested on March 2, 2011. The balance of the option, consisting of 38,631 shares, will vest in one installment of 6,438 shares on March 2, 2012, one installment of 6,439 on March 2, 2013, one installment of 6,438 shares on March 2, 2014, one installment of 6,439 shares on March 2, 2015, one installment of 6,438 shares on March 2, 2016, and one installment of 6,439 shares on March 2, 2017.

(19)
Option to purchase 43,267 shares will vest in two installments of 14,422 on April 28, 2011 and April 28, 2012, and one installment of 14,423 shares on April 28, 2013.

        None of our Named Executive Officers exercised stock options during the year ended December 31, 2010.

        The following table sets forth certain information with respect to nonqualified deferred compensation during the year ended December 31, 2010 of the Named Executive Officers.

Nonqualified Deferred Compensation for 2010

Named Executive Officer	Executive Contributions in Last Fiscal Year ($)(1)		Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)
Robert T. Brennan	$—		$10,900	$427,174	(3)
Brian P. McKeon	$—		$—	$—
C. Richard Reese	$—		$363,213	$3,412,417	(3)
Marc A. Duale	$—		$—	$—
Harold E. Ebbighausen	$143,230	(2)	$111,349	$820,387	(3)

(1)
The Named Executive Officers other than Mr. Duale may defer between 5% and 100% of their non-equity incentive compensation and/or between 5% and 50% of their base salary annually. Mr. Duale is not eligible to participate in any nonqualified deferred compensation plans.

(2)
$116,374 of this $143,230 is reported as compensation for the fiscal year 2010 in the Summary Compensation Table on page [    •    ] of this Proxy Statement.

(3)
All amounts previously deferred were reported in prior Summary Compensation Tables for the relevant periods.

        The Company provides certain of our more highly compensated employees, including the Named Executive Officers, with the opportunity to defer between 5% and 100% of any 2010 non-equity incentive compensation and/or up to between 5% and 50% of base salary through the Iron Mountain Incorporated Executive Deferred Compensation Plan, or the Executive Deferred Compensation Plan. This benefit is offered to these employees in part because they are limited in the amount of 401(k) contributions they can make under the Company's 401(k) Plan under applicable nondiscrimination testing rules. The Executive Deferred Compensation Plan also offers them greater deferral opportunities than are available under a qualified plan. Deferral elections and elections relating to the timing of payments are made prior to the period in which the salary and/or incentive compensation bonuses are earned. The Company does not contribute any matching, profit sharing or other funds to the Executive Deferred Compensation Plan for any employee. Participants in the Executive Deferred Compensation Plan can elect to invest their deferrals in funds that mirror, as closely as possible, the investment options available under the Company's 401(k) Plan. The Executive Deferred Compensation Plan does not pay any above market rates and is administered by the Compensation Committee.

Termination and Change of Control Arrangements

        Besides the deferred compensation shown in the preceding table and as discussed below, we do not have any contracts or agreements that require payments to any Named Executive Officer at, following or in connection with any termination of such officer, change in control of the Company or a change in such officer's responsibilities (other than contracts that do not discriminate in favor of executive officers and are available generally to all employees).

        Mr. Brennan's Employment Agreement provides that if Mr. Brennan is terminated without Cause (as defined in the Agreement) or terminates his employment for Good Reason (as defined in the Agreement), in addition to amounts earned and accrued but unpaid as of the date of termination, Mr. Brennan will receive: (1) payments equaling one year of his most recent base salary; (2) health, dental and vision coverage for himself and his dependents until the earlier of two years or the date he becomes eligible for alternate coverage; and (3) a bonus for the year in which the termination occurs equal to the average bonus paid under the 2006 SEIP in the two years preceding his termination. Assuming a triggering event occurred on December 31, 2010, amounts payable to Mr. Brennan under this agreement would be $1,679,733.

        Pursuant to Mr. Duale's employment agreement, in the event of his termination, Mr. Duale is subject to a non-competition clause covering certain countries for up to 24 months following termination, such time period to be determined in the Company's discretion. Mr. Duale is entitled to receive his base salary for 50% of the duration of the non-competition obligation. Based on Mr. Duale's base salary as of December 31, 2010, the amount to which Mr. Duale would be entitled for a 24 month non-competition period would be $690,733.

        As part of his compensation arrangements in joining the Company, in May 2007, Mr. McKeon was awarded options to acquire 469,907 shares of our Common Stock, or the 2007 Options. Of this amount, options to acquire 325,321 shares of our Common Stock were intended to protect Mr. McKeon's equity value that would have been realized with a prior employer, 130,129 of which were unvested as of December 31, 2010, or the Unvested McKeon Options.

        As a result, the Unvested McKeon Options contain a change of control feature whereby all shares subject to such options will automatically vest upon a "change of control." This definition of "change of control" is similar to the definition of vesting change in control described on page [    •    ] of this Proxy Statement. Under Mr. McKeon's option agreement, none of the 2007 Options may be exercised if he is in violation of any applicable confidentiality, inventions or non-competition agreement with the Company.

        As discussed on page [    •    ] of this Proxy Statement, our equity plans provide that any unvested options and other awards granted under the respective Plan will vest immediately should an employee be terminated by the Company, or terminate his or her own employment for good reason (as defined in each Plan), within the Relevant Period. This applies to the same degree to all outstanding options held by employees, including the Named Executive Officers. In addition, as discussed on page [    •    ] of this Proxy Statement, Messrs. Brennan and McKeon also have Change in Control Agreements that include an additional component to the term "good reason" that could result in an acceleration of vesting of options or other equity awards if he were to terminate his employment within the Relevant Period following a vesting change in control.

        The table below reflects the amount of compensation that would be paid to each of our Named Executive Officers in the event of termination of such executive officer's employment upon a change in control pursuant to the arrangements described above. The amounts shown assume that such termination was effective as of December 31, 2010.

Estimated Benefits Upon Change in Control

Named Executive Officer	Cash Severance	Continuation of Benefits	Acceleration of Unvested Options(1)	Total
Robert T. Brennan	$1,643,666	$36,067	$2,419,117	$4,098,850
Brian P. McKeon	—	—	—	—
C. Richard Reese	—	—	—	—
Marc A. Duale	$690,733	—	$26,500	$717,233
Harold E. Ebbighausen	—	—	$374,740	$374,740

(1)
These amounts are based on a price per share of $25.01 on December 31, 2010 and do not include options that have exercise prices above $25.01 per share.

DIRECTOR COMPENSATION

        The following table provides certain information concerning compensation earned by the directors who were not Named Executive Officers during the year ended December 31, 2010.

Director Compensation for 2010

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Clarke H. Bailey	$67,000		$98,971	$—		$165,971
Constantin R. Boden	$96,750		$98,971	$5,450	(2)	$201,171
Kent P. Dauten	$101,000		$98,971	$—		$199,971
Paul F. Deninger	$26,000		$71,926	$—		$97,926
Per-Kristian Halvorsen	$58,000		$98,971	$—		$156,971
Michael W. Lamach	$58,000		$98,971	$—		$156,971
Arthur D. Little	$73,750		$98,971	$10,557	(2)	$183,278
Vincent J. Ryan	$67,000	(3)	$98,971	$—		$165,971
Laurie A. Tucker	$55,750		$98,971	$—		$154,721
Alfred J. Verrecchia	$52,750		$117,868	$—		$170,618

(1)
The amounts reported in the "Option Awards" column reflect the aggregate grant date fair value of stock options granted in the year indicated computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 2 to the Company's

  Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010. Each non-employee director other than Mr. Deninger was granted options to purchase 12,611 shares of Common Stock on June 4, 2010. The exercise price of each option on the grant date was $23.745. In addition, in connection with his appointment to the Board in March 2010, Mr. Verrecchia was granted options to purchase 2,218 shares of Common Stock at an exercise price of $25.53. In connection with his appointment to the Board in September 2010, Mr. Deninger was granted options to purchase 10,856 shares of Common Stock at an exercise price of $20.58. As of December 31, 2010, non-employee directors held options to acquire shares of our Common Stock previously granted to them as shown in the table below. Newly elected non-employee directors received a pro-rated grant as of the date of their election.

Name	Number Exercisable (#)	Number Unexercisable (#)	Total (#)
Clarke H. Bailey	56,562	12,611	69,173
Constantin R. Boden	40,146	12,611	52,757
Kent P. Dauten	22,028	12,611	34,639
Paul F. Deninger	—	10,856	10,856
Per-Kristian Halvorsen	5,142	12,611	17,753
Michael W. Lamach	21,567	12,611	34,178
Arthur D. Little	40,146	12,611	52,757
Vincent J. Ryan	56,562	12,611	69,173
Laurie A. Tucker	23,711	12,611	36,322
Alfred J. Verrecchia	2,218	12,611	14,829
(2)
All Other Compensation for Mr. Boden and Mr. Little consist of amounts paid for health plan coverage.

(3)
All of this amount was deferred by Mr. Ryan pursuant to the Iron Mountain Incorporated Directors Deferred Compensation Plan.

        Directors who are employees of the Company do not receive additional compensation for serving as directors. Pursuant to the Company's Compensation Plan for Non-Employee Directors, during 2010 each director who was not an employee of the Company received an annual retainer fee of $40,000 as compensation for his services as a member of the Board and fees of $1,500 for in-person attendance at Board and committee meetings or $750 for attendance by teleconference (including committee meetings attended by directors who are not members of such committee, provided that the director attends such committee meeting at the request of the Chairperson of the committee). In addition, committee chairmen of the Compensation, Nominating and Governance and Finance Committees received an annual retainer of $7,500, the chairman of the Audit Committee received an annual retainer of $20,000 and the lead independent director, Mr. Dauten, received an annual retainer of $25,000. Furthermore, any new director will receive a fee of $1,500 for attending the initial orientation session. The plan also provides for annual grants in 2010 to the non-employee directors of non-qualified stock options to purchase shares of the Common Stock having a Black-Scholes value of $100,000 calculated as of the grant date. Each such option had an exercise price equal to fair market value (as defined in the 2002 Plan) on the date of grant and generally vests 100% on the first anniversary of the grant (or, if earlier, the Company's annual meeting that is closest to the one year anniversary). These non-qualified stock options were granted to all non-employee directors on June 4, 2010 at the first Board meeting following the Company's annual meeting of stockholders. Newly elected non-employee directors received a pro-rated grant as of the date of their election. All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or committees thereof, and for other expenses incurred in their capacities as directors.

Modifications to Director Compensation for 2011

        Effective January 1, 2011, following a market analysis of director compensation conducted by our Nominating and Governance Committee, with assistance from Meridian, we modified our non-employee director compensation structure to, among other things, eliminate the payment of fees for director attendance at individual board and committee meetings, establish annual committee member retainer payments and change the form of the annual equity grant from stock options to RSUs. Under this revised compensation structure, beginning January 1, 2011, the annual retainer fee paid to directors increased from $40,000 to $52,000, and committee members and committee chairmen receive annual retainer fees as set forth below:

	Audit Committee	Compensation Committee	Nominating and Governance Committee	Finance Committee
Annual Committee Member Retainer	$10,000	$7,500	$6,000	$6,000
Annual Committee Chairman Retainer	$15,000	$10,000	$8,000	$8,000

        The lead independent director will continue to receive an annual retainer of $25,000. In addition, non-employee directors will receive annual grants of RSUs for the number of shares of our Common Stock equal to $100,000 divided by the fair market value (as defined in the 2002 Plan) on the date of grant. The RSUs will vest 100% on the first anniversary of the grant (or, if earlier, the Company's annual meeting that is closest to the one year anniversary). Newly elected non-employee directors will receive a pro-rated grant as of the date of their election.

        The Iron Mountain Incorporated Directors Deferred Compensation Plan, or the DDCP, allows non-employee directors to defer the receipt of between 5% and 100% of their retainers and any meeting fees. Deferral elections and elections relating to the timing and form of payments are made prior to the period in which the fees are earned. The Company does not contribute any matching, profit sharing or other funds to the DDCP for any participating director. Amounts under the DDCP are treated as invested in shares of our Common Stock. The DDCP is administered by the Chairman of the Compensation Committee and the executive vice president, Human Resources. Beginning in 2011, non-employee directors may also defer some or all of their annual RSU grant under the DDCP.

        The Nominating and Governance Committee annually reviews with assistance from compensation consultants the compensation of our directors in comparison to companies with similar revenues and business and makes adjustments it believes are appropriate. The modifications described above were made following the annual review that took place in 2010. In 2010 the Nominating and Governance Committee engaged Meridian to assist the committee in analyzing our director compensation structure and proposing changes to better align our structure with market practice and current trends. We believe the changes to our director compensation structure, in particular, the shift away from meeting fees and increased use of retainers and the shift in equity awards from options to full value awards, are more closely aligned with market practice and corporate governance trends.

Director Stock Ownership Guidelines

        In December 2010, the Company adopted stock ownership guidelines that require non-employee directors to achieve and maintain ownership of our Common Stock at or above a prescribed level. Directors who are also employees are subject to the Company's executive stock ownership guidelines described on page [    •    ] of this Proxy Statement. The Company established this program to help align long-term interest of directors with stockholders. The guidelines require directors to own and retain Common Stock of the Company, exclusive of unexercised stock options and unearned or unvested RSUs and PUs, having a value equal to three times the director's annual cash retainer earned for serving on the Board.

        Compliance is measured by multiplying the number of shares owned at the close of business on October 1 of each year by the average closing price per share of the Company's Common Stock, based on each trading day's closing price as reported on the NYSE, over the 60 calendar days preceding the date of calculation. The guidelines do not limit the transfer of, or require retention of, shares of Common Stock that were outstanding as of the date of adoption of the guidelines or that are issued under any equity awards outstanding as of such date. Whenever a director does not meet the above minimum ownership threshold, such director is required to retain an amount equal to 50% of the net shares received as a result of the vesting of RSUs or PUs or the exercise of stock options. "Net shares" are those shares that remain after shares are sold or netted to pay withholding taxes and any purchase price. Because directors must retain a percentage of shares resulting from the vesting of RSUs or PUs until they achieve the minimum share ownership threshold, there is no minimum time period required to achieve the stock ownership guidelines.

CONSIDERATION OF RISK IN OUR COMPENSATION PROGRAMS

        After its annual review of the Company's incentive compensation arrangements for all employees, the Compensation Committee concluded that the components and structure of the Company's compensation plans do not create risks that are reasonably likely to result in a material adverse effect on the Company. The process undertaken to reach this conclusion involved an analysis of the Company's compensation plans by management and the Compensation Committee.

        As described on page [    •    ] of this Proxy Statement, the committee of the Board assigned responsibility for an area of risk receives reports from the Company executives accountable for understanding and mitigating the identified risk. The committee of the Board assigned responsibility for the risk area then assesses the executive report and independently considers the severity of the risk and mitigating factors.

        In the case of compensation risk the Compensation Committee received management's analysis of the risks that may exist in the Company's compensation plans and the factors that mitigate against the plans creating material risks to the Company. The management team's analysis was conducted by senior personnel within the human resources and legal departments, including personnel who focus on compensation.

        The management assessment focused on the material elements of the Company's compensation plans for all employees, including (1) the components of compensation which are materially similar to the components of compensation offered to the Company's Named Executive Officers discussed in the "Executive Compensation" section of this Proxy Statement, (2) specific performance measures used for employees and (3) the mix between long and short-term compensation, as well as factors in the Company's programs that mitigate against potential risks. Management's analysis noted that factors such as individual employee incentive compensation amount maximums, aligning individual performance targets with Company-wide performance, setting reasonably attainable goals for all employees, the internal processes for calculating and reviewing bonus payouts and having a combination of long-term and short-term incentive payouts, mitigated against excessive risk taking to achieve goals tied to compensation.

        In the Compensation Committee's review of the Company's compensation plans, the Committee considered the management team's assessment of the various elements of the Company's compensation program and factors that mitigate against unreasonable risk taking. The Committee then conducted its own assessment through a discussion of the potential risks and the factors that mitigate against risk. The Compensation Committee concluded, based on a combination of factors including the structure and components of the plans, that the Company's compensation plans do not create risks that are reasonably likely to result in a material adverse effect on the Company.

ADDITIONAL INFORMATION

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee was, during 2010, an officer or employee of the Company or was formerly an officer of the Company, or had any relationship requiring disclosure by us under Item 404 of Regulation S-K of the Exchange Act. Please refer to "Certain Relationships and Related Transactions," below, for additional information. None of our executive officers served as a member of the compensation committee (or its equivalent) of another entity or as a director of another entity, one of whose executive officers served on our Compensation Committee. None of our executive officers served as a member of the compensation committee (or its equivalent) of another entity, one of whose executive officers served as one of our directors.

Certain Relationships and Related Transactions

        The Board's Related Persons Transaction Policies and Procedures, or the Related Persons Policy, provides that all transactions with related persons are subject to approval or ratification by our Audit Committee. With certain exceptions, the Related Persons Policy provides that the Audit Committee shall review the material facts of all transactions with related persons and either approve or disapprove of the transaction. Under the Related Persons Policy, transactions covered include transactions involving the Company or a subsidiary, amounts in excess of $120,000 and a Related Person (a term that includes executive officers, directors, holders of 5% or more of the Company's stock and immediate family members of the foregoing). The Audit Committee will determine whether the terms of a covered transaction are fair to the Company and no less favorable to the Company than would be generally available absent the relationship with the counterparty, whether there are business reasons for the transaction, whether the transaction impairs the independence of an outside director, whether the transaction would represent an improper conflict of interest and whether the transaction is material, among other considerations. In the event that prior approval of a covered transaction is not feasible, the Related Persons Policy provides that a transaction may be approved by the chairman of the Audit Committee in accordance with the policy. The chairman shall report any such approvals at the next Audit Committee meeting. If the Company becomes aware of a transaction with a related person that has not been approved by the Audit Committee prior to its consummation, the matter shall be reviewed by the Audit Committee. The Audit Committee shall review such transaction and evaluate all possible options, including ratification, revision or termination of such transaction and shall take such action as it deems appropriate under the circumstances. The Related Persons Policy is intended to supplement, and not supersede, our other policies and procedures with respect to transactions with related persons. Other than the transaction relating to our joint venture in Poland described below, which completed in January 2011, there were no new transactions with related persons which required the review of our Audit Committee in 2010.

        We sublease space to Schooner, which is controlled by Vincent J. Ryan, one of our directors, for its corporate headquarters in Boston, Massachusetts. Rent is equal, on a per-square-foot basis, to rent that we pay for the space. For the year ended December 31, 2010, Schooner paid rent to us totaling approximately $197,948.

        Through January 2011, we owned approximately 20% of a joint venture providing information management and storage services in Poland (Iron Mountain Poland Holdings Limited) and our two partners in the joint venture each owned approximately 40% of the joint venture. Mr. Ryan and his five children have an indirect ownership interest in one of these partners, USL Holdings, LLC, or USL. USL is owned 50% by Schooner Private Equity LLC, or SPELLC, which in turn is owned 72.5% by Mr. Ryan and 24.2% by Mr. Ryan's five children. In January 2011, we acquired the remaining 80% ownership interest of the joint venture from USL and our other joint venture partners for an estimated purchase price of $69.5 million, including an initial cash payment of $35 million that was paid in January 2011, plus a second payment to be made based upon the audited financial results of the joint venture for the period April 1, 2010 through March 31, 2011. Additionally, the terms of the transaction provide for the payment of up to a maximum of $2.5 million of contingent consideration to be paid in July 2012 based upon meeting certain performance criteria. USL's portion of the initial $35 million payment was $17.5 million and SPELLC received $8.24 million from USL as a result of a distribution of the $17.5 million proceeds (less expenses) in February 2011. Mr. Ryan's pro rata share of the distribution received by SPELLC was approximately $6 million and Mr. Ryan's children's pro rata share of the proceeds received by SPELLC was approximately $2 million in the aggregate. The transaction pursuant to which we entered the joint venture was approved by our independent directors and the transaction in which we purchased the remaining 80% ownership interest in Iron Mountain Poland Holdings Limited was approved in accordance with the related persons transaction policy described above.

Audit Committee Report

        Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes.

        The Audit Committee has reviewed and discussed with the independent registered public accounting firm and management the plan and results of the auditing engagement and the audited financial statements for the fiscal year ended December 31, 2010. The Audit Committee has reviewed with management the scope and nature of the Company's internal auditing controls and has discussed with the independent registered public accounting firm the matters required to be discussed by AU 380 of PCAOB Standards (as amended), Communications With Audit Committee. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence from the Company and its management. The Audit Committee considered whether the provision of nonaudit services by the independent registered public accounting firm is compatible with maintaining the independent registered public accounting firm's independence and concluded that it was acceptable at this time.

        The Audit Committee has reported to the Board its activities, conclusions and recommendations. Specifically, in reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 1, 2011. The Audit Committee has approved the reappointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011.

                      AUDIT COMMITTEE
                      ALFRED J. VERRECCHIA, Chairman
                      ARTHUR D. LITTLE
                      KENT P. DAUTEN
                      CONSTANTIN R. BODEN

Independent Registered Public Accounting Firm

        The Company has submitted the selection of the Company's independent registered public accounting firm to a stockholder vote, as set forth in Item 4 above.

        The Audit Committee has established policies and procedures which are intended to control the services provided by our independent registered public accounting firm and to monitor its continuing independence. Under these policies, no audit or nonaudit services may be undertaken by our independent registered public accounting firm unless the engagement is specifically pre-approved by the Audit Committee. The Audit Committee may delegate to one or more members the authority to grant the pre-approvals required by this paragraph. The decisions of any member to whom authority is delegated to pre-approve an activity under this paragraph must be presented to the full Audit Committee at each of its scheduled meetings.

        The fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, or collectively, Deloitte, to us for the fiscal years ended December 31, 2009 and December 31, 2010 were as follows:

	FY 2009	FY 2010
Audit Fees	$4,338,000	$4,488,000
Audit-Related Fees(1)	81,000	125,000
Tax Fees(2)	529,000	651,000

Subtotal	4,948,000	5,264,000
All Other Fees(3)	—	70,000

Deloitte & Touche LLP Total Fees	$4,948,000	$5,334,000

(1)
Audit Related Fees include benefit plan audits in both 2009 and 2010 and agreed upon procedures work in 2010.

(2)
Tax Fees include tax compliance work, tax consulting and due diligence.

(3)
All Other Fees includes due diligence and dormant entity consulting services associated with the winding down of certain dormant non-operating wholly-owned subsidiaries.

        The Audit Committee will not approve engagements of our independent registered public accounting firm to perform nonaudit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC or NYSE rules. In other circumstances, the Audit Committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers.

        The total fees billed to us from Deloitte for services in 2009 and 2010 are set forth above. All the services provided by Deloitte described above were pre-approved by our Audit Committee. The Audit Committee approved the engagement of Deloitte to provide nonaudit services because they determined that Deloitte's providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, quicker and at a lower cost than we could obtain these services from other providers.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires that the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish to the Company copies of all Section 16(a) reports that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that they were not required to file a Form 5, the Company believes that, during the fiscal year ended December 31, 2010, the Company's executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to such persons except that a late report was filed on May 3, 2010 relating to the acquisition of three "phantom" shares based on the Company's Common Stock on April 6, 2010 pursuant to an automatic dividend purchase under the Iron Mountain Incorporated Directors Deferred Compensation Plan, which is managed by New York Life Retirement Plan Services on behalf of Michael W. Lamach.

OTHER MATTERS

Other Matters Brought Before the Meeting

        The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

Proxy Solicitation

        Proxies are being solicited through the mail. Additionally, solicitations may be made personally, by telephone, fax, email or other electronic means by director nominees and officers of the Company named in Annex A who will not be additionally compensated for any such services. Proxies may also be solicited by means of press releases and other public statements. The Company will pay all solicitation expenses in connection with this Proxy Statement and related proxy soliciting material of the Board, including the expense of preparing, printing, assembling and mailing this Proxy Statement and any other material used in the Board's solicitation of proxies. In addition, the Company has retained Innisfree M&A Incorporated, or Innisfree, to assist with the solicitation of proxies for a fee not to exceed $600,000, plus reimbursement for expenses. The Company has agreed to indemnify Innisfree against certain liabilities relating to or arising out of their engagement. Innisfree estimates that approximately 100 of its employees will assist in this proxy solicitation, which they may conduct personally, by mail, telephone, fax, email or other electronic means.

        Additional information about persons who are participants in this proxy solicitation is set forth in Annex A.

        The Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons and obtain their voting instructions. The Company will reimburse such persons for their reasonable out-of-pocket expenses in connection with the foregoing activities.

        The Company estimates that its expenses related to the solicitation in excess of those normally spent for an annual meeting in the absence of a proxy contest (and excluding the salaries and wages of the Company's regular employees and officers) will be approximately $2 million, of which $300,000 million has been incurred as of the date of this Proxy Statement.

        The Company will not pay or reimburse the costs incurred by Elliott Associates in its solicitation of proxies for use at the Annual Meeting.

Additional Documentation

        The Company's Annual Report for 2010, including financial statements, is being sent to stockholders together with this Proxy Statement.

Householding of Special Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's Proxy Statement may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of the document to you if you write or call the Company at the following address or phone number: Iron Mountain Incorporated, 745 Atlantic Avenue, Boston, Massachusetts 02111, telephone number (617) 535-4766, Attention: Investor Relations. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

IMPORTANT

        Your vote is very important no matter how many shares you own.    If your shares are held in your own name, please sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided or submit your proxy by telephone or the internet. Instructions regarding telephone and internet voting are included on the WHITE proxy card (or, if applicable, your electronic delivery notice). If your shares are held in "street name," you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. You may provide instructions to your bank, nominee or other institution over the internet or by telephone if your broker, bank, nominee or other institution offers these options, or you may return the WHITE proxy card to your broker, bank, nominee or other institution and contact the person responsible for your account to ensure that a proxy is voted on your behalf.

        If you have any questions or require any assistance with voting your shares, please contact the Company's proxy solicitor:

Innisfree M&A Incorporated
Stockholders May Call Toll-Free: (877) 717-3898
Banks and Brokers May Call Collect: (212) 750-5833

*****

                      By Order of the Board of Directors,

                      ERNEST W. CLOUTIER, Secretary

[    •    ], 2011

 Exhibit A to Proxy Statement

Custom Peer Group	International Revenue Peer Group
ABM Industries Incorporated	Acer Incorporated
Affiliated Computer Services, Inc.	L'Air Liquide S.A.
American Tower Corporation	Alcoa Inc.
The Brink's Company	Amgen Inc.
Broadridge Financial Solutions, Inc.	Beckman Coulter, Inc.
Cintas Corporation	Biogen Idec Inc.
Crown Castle International Corp.	Bombardier Inc.
The Dun & Bradstreet Corporation	Cardinal Health, Inc.
Equifax Inc.	Colgate-Palmolive Company
Fiserv, Inc.	Covidien Public Limited Company
Intuit Inc.	CSM NV
Moody's Corporation	E.I. du Pont de Nemours and Company
Paychex, Inc.	Dow Elastomers LLC
Pitney Bowes Inc.	Electronic Arts Inc.
Symantec Corporation	Givaudan S.A.
Unisys Corporation	H.J. Heinz Company
The Western Union Company	Johnson & Johnson
JT International Distributors, Inc.
Lafarge S.A.
Chairman/Officer Peer Group	Linde AG
Perot Systems Corporation	Logitech International S.A.
BearingPoint, Inc.	Merck & Co., Inc.
The Bon-Ton Stores, Inc.	Novelis Inc.
Alberto-Culver Company	Sara Lee Corporation
CME Group Inc.	Schindler Holding Ltd.
Schneider Electric SA
Sealed Air Corporation
Syngenta AG
The Nuance Group
Unilever PLC
Woodward, Inc.

 Annex A To Proxy Statement

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

        Unless otherwise noted, capitalized terms used but not defined in this Annex A shall have the meanings ascribed to them in the Proxy Statement to which this Annex A is attached.

        The Company, its nominees for directors and certain of its executive officers and employees are participants in a solicitation of proxies in connection with the Annual Meeting. The nominees for directors, executive officers and employees of the Company who are participants in the solicitation, or the Participants, are listed below, together with the amount of the Company's securities beneficially owned by each of these persons as of March 20, 2011, including the number of securities for which beneficial ownership can be acquired within 60 days of such date. The business address of each of the Participants is Iron Mountain Incorporated, 745 Atlantic Avenue, Boston, Massachusetts 02111.

Name	Present Principal Occupation or Employment	Name, Principal Business and Address of any Organization in Which Such Employment is Carried On	Beneficial Ownership of Iron Mountain Incorporated Common Stock as of March 20, 2011 (including Securities that May Be Acquired Within 60 Days of March 20, 2011)
C. Richard Reese	Executive Chairman	Iron Mountain Incorporated 745 Atlantic Avenue Boston, MA 02111	4,899,039
Robert T. Brennan	President and Chief Executive Officer	Iron Mountain Incorporated 745 Atlantic Avenue Boston, MA 02111	951,391
Clarke H. Bailey	Chief Executive Officer and Chairman	EDCI Holdings, Inc. 11 East 44th Street, Suite 1201 New York, NY 10017	225,400
Constantin R. Boden	Principal	Boden Partners LLC c/o Terra Nova 777 Third Avenue—32nd floor New York, NY 10017	92,426
Kent P. Dauten	Managing Director, President and Director	Keystone Capital, Inc. 520 Lake Cook Road, #650 Deerfield, IL 60015	2,678,289
Paul F. Deninger	Senior Managing Director	Evercore Partners 1 Post Office Square, Suite 3610 Boston, MA 02109	0
Per-Kristian Halvorsen	Chief Innovation Officer	Intuit, Inc. 2632 Marine Way Mountain View, CA 94043	5,142
Michael W. Lamach	Chief Executive Officer	Ingersoll Rand 800 E. Beaty Street Davidson, NC 28117	21,567

Name	Present Principal Occupation or Employment	Name, Principal Business and Address of any Organization in Which Such Employment is Carried On	Beneficial Ownership of Iron Mountain Incorporated Common Stock as of March 20, 2011 (including Securities that May Be Acquired Within 60 Days of March 20, 2011)
Arthur D. Little	President and Director	A&J Acquisition Co. and L Squared 187 Huntress Bridge Road Effingham, NH 03882	40,146
Vincent J. Ryan	President and Director	Schooner Capital Corporation 745 Atlantic Avenue, 11th floor Boston, MA 02111	15,868,742
Laurie A. Tucker	Senior Vice President—Corporate Marketing	FedEx Services, Inc. 3610 Hacks Cross Road Building A-2310 Memphis, TN 38125	23,711
Alfred J. Verrecchia	Chairman	Hasbro, Inc. 1011 Newport Avenue Pawtucket, RI 02862	2,218
Marc A. Duale	President, Iron Mountain International	Iron Mountain Incorporated 745 Atlantic Avenue Boston, MA 02111	230,374
Harold E. Ebbighausen	President, North America	Iron Mountain Incorporated 745 Atlantic Avenue Boston, MA 02111	214,054
Brian P. McKeon	Executive Vice President and Chief Financial Officer	Iron Mountain Incorporated 745 Atlantic Avenue Boston, MA 02111	260,254
Stephen Golden	Vice President, Investor Relations	Iron Mountain Incorporated 745 Atlantic Avenue Boston, MA 02111	15,269

Information Regarding Transactions in the Company's Securities by Participant

        The following table sets forth information regarding grants, purchases and sales of the Company's securities by the Participants during the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Iron Mountain Common Shares Acquired (or Disposed of)	Notes
Clarke H. Bailey	06/04/2009	7,385	(1)
	05/03/2010	9,295	(2)
	05/03/2010	(9,295)	(3)
	06/04/2010	12,611	(1)
Constantin R. Boden	06/04/2009	7,385	(1)
	05/03/2010	(5,178)	(3)
	05/06/2010	25,711	(2)
	05/06/2010	(25,711)	(3)
	05/17/2010	(39,209)	(3)
	06/04/2010	12,611	(1)
Robert T. Brennan	03/11/2011	137,495	(1)
	03/11/2011	17,790	(4)
Kent P. Dauten	06/04/2009	7,385	(1)
	06/04/2010	12,611	(1)
Paul F. Deninger	09/15/2010	10,856	(1)
Marc A. Duale	03/11/2011	24,749	(1)
	03/11/2011	3,202	(4)
Harold E. Ebbighausen	05/29/2009	945	(8)
	11/30/2009	214	(8)
	12/14/2009	(36,930)	(3)
	05/28/2010	914	(8)
	11/30/2010	123	(8)
	03/07/2011	15,049	(2)
	03/07/2011	(10,325)	(3)
	03/11/2011	49,498	(1)
	03/11/2011	6,404	(4)
Stephen Golden	05/04/2009	541	(2)
	05/04/2009	(185)	(3)
	05/05/2009	(360)	(3)
	05/05/2009	(250)	(5)
	06/04/2009	881	(1)
	12/04/2009	500	(2)
	12/04/2009	(500)	(3)
	05/10/2010	(4,000)	(3)
	06/03/2010	817	(1)
	03/11/2011	1,374	(1)
	03/11/2011	355	(4)

Name	Transaction Date	Number of Iron Mountain Common Shares Acquired (or Disposed of)	Notes
Per-Kristian Halvorsen	09/11/2009	5,142	(1)
	06/04/2010	12,611	(1)
Michael W. Lamach	01/09/2009	130	(6)
	06/04/2009	7,385	(1)
	04/06/2010	3	(6	)(a)
	06/04/2010	12,611	(1)
	07/12/2010	1.5331	(6	)(a)
	07/19/2010	3.29	(6	)(a)
	10/19/2010	4.1106	(6	)(a)
	01/19/2011	10.0179	(6	)(a)
Arthur D. Little	06/04/2009	7,385	(1)
	06/04/2010	12,611	(1)
Brian P. McKeon	03/11/2011	49,498	(1)
	03/11/2011	6,404	(4)
C. Richard Reese	06/04/2009	70,546	(1)
	08/21/2009	(140,000)	(3)
	08/24/2009	(7,000)	(3)
	08/25/2009	(22,183)	(3)
	08/26/2009	(161,717)	(3)
	08/27/2009	(89,100)	(3)
	08/28/2009	(7,397)	(3)
	03/05/2010	58,117	(1)
	12/08/2010	982,649	(7)
	12/08/2010	(982,649)	(7)
	03/11/2011	68,747	(1)

Name	Transaction Date	Number of Iron Mountain Common Shares Acquired (or Disposed of)	Notes
Vincent J. Ryan	01/09/2009	327	(6)
	01/12/2009	159	(6)
	04/13/2009	548	(6)
	05/06/2009	(300,000)	(3	)(b)
	05/07/2009	(50,654)	(3	)(b)
	05/20/2009	(25,356)	3	(c)
	06/04/2009	7,385	(1)
	07/02/2009	451	(6)
	07/15/2009	(160,885)	(3	)(b)
	07/16/2009	(139,115)	(3	)(b)
	07/23/2009	(52,192)	(3	)(b)
	07/24/2009	(47,808)	(3	)(b)
	07/27/2009	(5,982)	(3	)(b)
	07/28/2009	(94,018)	(3	)(b)
	07/29/2009	(150,000)	(3	)(b)
	10/01/2009	490	(6)
	10/13/2009	148,214	(5	)(e)
	10/29/2009	85,351	(5	)(e)
	01/04/2010	550	(6)
	04/06/2010	617	(6)
	06/04/2010	12,611	(1)
	07/12/2010	798.4669	(6)
	07/19/2010	8.71	(6	)(a)
	10/19/2010	10.8894	(6	)(a)
	10/21/2010	783	(6)
	10/29/2010	121,085	(5	)(e)
	01/10/2011	915	(6)
	01/19/2011	37.9821	(6	)(a)
	01/21/2011	26,611	(2)
Laurie A. Tucker	06/04/2009	7,385	(1)
	06/04/2010	12,611	(1)
Alfred J. Verrecchia	03/04/2010	2,218	(1)
	06/04/2010	12,611	(1)

(1)
Grant or award by the Company of options to acquire Common Stock.

(2)
Exercise of options previously granted by the Company to acquire Common Stock.

(3)
Open market sale of Common Stock.

(4)
Grant or award of Restricted Stock Units.

(5)
Disposition (Gift) of Common Stock.

(6)
Acquisition of phantom stock pursuant to the Iron Mountain Incorporated Directors Deferred Compensation Plan.

(7)
These transactions reflect an exchange made by Mr. Reese's wife of promissory notes for units of Reese Family 2005 LLC, which owns Common Stock, followed by a gift of those units to a trust for the benefit of Mr. and Mrs. Reese's descendants.

(8)
Purchase of Common Stock through the Company's Employee Stock Purchase Plan.

(a)
These shares give effect to dividends paid on Common Stock as if reinvested in phantom stock.

(b)
These transactions were effected through the Vincent J. Ryan Revocable Trust, dated December 24, 1987.

(c)
These transactions were effected through the Carla E. Mayer Three-Year Retained Annuity Trust, dated August 4, 2003.

(d)
These transactions were effected through the Carla E. Mayer Three-Year Retained Annuity Trust, dated September 13, 2006.

(e)
These transactions reflect a gift from the Carla E. Mayer Revocable Trust, dated October 29, 2008, to the Carla E. Mayer Revocable Trust, dated December 7, 2001.

Miscellaneous Information Concerning Participants

        Except as described in this Annex A or otherwise disclosed in the Proxy Statement, to the Company's knowledge:

  •
  No associate of any Participant beneficially owns, directly or indirectly, any securities of the Company.

  •
  No Participant beneficially owns, directly or indirectly, any securities of the Company.

  •
  No Participant owns any securities of the Company of record that such Participant does not own beneficially.

  •
  Since the beginning of the Company's last fiscal year, no Participant or any of his or her associates or immediate family members was a party to any transaction, or is to be a party to any currently proposed transaction, in which (a) the Company was or is to be a participant, (b) the amount involved exceeded or exceeds $120,000 and (c) any such Participant, associate or immediate family member had or will have a direct or indirect material interest.

  •
  No Participant or any of his or her associates has any arrangements or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

  •
  No Participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or giving or withholdings of proxies.

  •
  No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting other than, with respect to each director nominee, such nominee's interest in election to the Board.

        Except as otherwise disclosed in the Proxy Statement, (a) no occupation carried on by any director nominee during the past five years was carried on with any corporation or organization that is a parent, subsidiary or other affiliate of the Company, (b) there are no family relationships among any of the director nominees and any executive officers of the Company, nor is there any arrangement or understanding between any director nominee, executive officer and any other person pursuant to which that director nominee or executive officer was selected as a director nominee or executive officer of the Company, as the case may be, and (c) there are no material proceedings in which any director nominee or executive officer of the Company is a party adverse to the Company or any of its subsidiaries, or has a material interest adverse to the Company or any of its subsidiaries.

PRELIMINARY COPY - SUBJECT TO COMPLETION

IRON MOUNTAIN INCORPORATED

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Iron Mountain Incorporated common stock for the 2011 Annual Meeting of Stockholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1. Vote by Telephone—Please call toll-free at 1-866-814-2813 on a touch-tone telephone and follow the simple recorded instructions. Your vote will be confirmed and cast as you directed. (Toll-free telephone voting is available for residents of the U.S. and Canada only. If outside the U.S. or Canada, call 1-215-521-1346.)

OR

2. Vote by Internet—Please access https://www.proxyvotenow.com/irm and follow the simple instructions on the screen. Please note you must type an “s” after http.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a proxy card.

OR

3. Vote by Mail—If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the proxy card in the envelope provided to: Iron Mountain Incorporated, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5156, New York, NY 10150-5156.

TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ☐

Please mark your vote as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL 1, “FOR” PROPOSAL 2, “1 YEAR” IN PROPOSAL 3, “FOR” PROPOSAL 4 AND “AGAINST” THE APPROVAL OF PROPOSAL 5.

1. The election of twelve (12) directors to the Iron Mountain Incorporated board of directors for a one-year term or until their successors are elected and qualified.

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐

Nominees: (01) Clarke H. Bailey , (02) Constantin R. Boden (3) Robert T. Brennan, (04) Kent P. Dauten, (05) Paul F. Deninger, (06) Per-Kristian Halvorsen, (07) Michael W.  Lamach, (08) Arthur D. Little , (09) C. Richard Reese, (10) Vincent J. Ryan, (11) Laurie A. Tucker, (12) Alfred J. Verrecchia

To withhold authority to vote for any nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

2. The approval of a non-binding, advisory resolution approving the compensation of our named executive officers as described in the accompanying Proxy Statement.

3. The approval on a non-binding, advisory basis of the frequency (every one, two or three years) of future non-binding, advisory votes of stockholders on the compensation of our named executive officers.

4. The ratification of the selection by the Audit Committee of Deloitte the& Touche LLP as the Company’s independent registered public Annual Meeting, if such proposal is presented at the Annual Meeting. accounting firm for the year ending December 31, 2011

5. The approval of a stockholder proposal submitted by Elliott Associates, L.P. and Elliott International, L.P. regarding the repeal of provisions of, or amendments to, the Company’s Amended and Restated Bylaws, if any, adopted without stockholder approval after March 5, 2010 and prior to the Annual Meeting, if such proposal is presented at the Annual Meeting.

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof.

Date:       , 2011

Signature

Signature (if jointly held)

Title(s), if any

NOTE: Please sign exactly as your name or name(s) appear hereon. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please print your full title. Corporations should sign in full name of corporation by an authorized officer. If signer is a partnership, please sign in partnership name by an authorized person.

PLEASE VOTE TODAY! SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ☐

IRON MOUNTAIN INCORPORATED

ANNUAL MEETING OF STOCKHOLDERS -, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

WHITE PROXY

The undersigned hereby appoints C. Richard Reese and Robert T. Brennan, and each of them, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes both of them, or either one if only one be present, to represent and vote, as designated on the reverse hereof, all the Common Stock, $0.01 par value per share, of Iron Mountain Incorporated held of record by the undersigned or with respect to which the undersigned is entitled to vote or act at the Annual Meeting of Stockholders to be held on [•], 2011 at [•] [a.m.]/[p.m.], local time, or any adjournment or postponement thereof.

This proxy will be voted in the manner directed herein by the undersigned stockholder and, unless otherwise directed, this Proxy will be voted FOR all of the nominees recommended by the Board of Directors of Iron Mountain Incorporated for Director listed in Proposal 1, FOR Proposal 2, 1 YEAR in Proposal 3, FOR Proposal 4 and AGAINST Proposal 5. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other business as may properly come before the Annual Meeting.

By executing this Proxy, the undersigned hereby revokes all prior proxies that the undersigned has given with respect to the Annual Meeting and any adjournment or postponement thereof.

YOUR VOTE IS VERY IMPORTANT—PLEASE VOTE TODAY

(Continued and to Be Signed On Reverse Side)

QuickLinks

IRON MOUNTAIN INCORPORATED PROXY STATEMENT FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS To be held on [ • ], 2011 GENERAL INFORMATION
STOCKHOLDERS ENTITLED TO VOTE
HOW TO VOTE
QUORUM, VOTES REQUIRED, ABSTENTIONS AND BROKER NON-VOTES
ATTENDANCE AT THE ANNUAL MEETING
REVOCABILITY OF PROXIES
ITEM 1 ELECTION OF DIRECTORS
Committee Membership
ITEM 2 ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
ITEM 3 ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
ITEM 4 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ITEM 5 STOCKHOLDER PROPOSAL
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Equity Compensation Plan Information
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Payouts of Short-Term Incentive Compensation
COMPENSATION TABLES
Summary Compensation Table for 2008, 2009 and 2010
Grants of Plan-Based Awards for 2010
Outstanding Equity Awards at Fiscal Year-End for 2010
Nonqualified Deferred Compensation for 2010
Estimated Benefits Upon Change in Control
DIRECTOR COMPENSATION
Director Compensation for 2010
CONSIDERATION OF RISK IN OUR COMPENSATION PROGRAMS
ADDITIONAL INFORMATION
OTHER MATTERS
IMPORTANT
  Exhibit A to Proxy Statement
  Annex A To Proxy Statement